ASSET PURCHASE AGREEMENT



                                  by and among

                           Outsourcing Solutions Inc.,

                        Pacific Software Consulting, LLC

                       Pacific Software Consulting, Inc.,

                                       and

                                Edward F. Lambert













                              Dated April 30, 2001

                                TABLE OF CONTENTS

                            ASSET PURCHASE AGREEMENT



SECTION                                                                     PAGE
-------                                                                     ----


ARTICLE I  DEFINITIONS.........................................................1
     Affiliate.................................................................1
     Affiliated Group..........................................................1
     Agreement.................................................................1
     Arbiter...................................................................1
     Assets....................................................................1
     Assignment and Assumption Agreement.......................................1
     Assumed Liabilities.......................................................2
     Bill of Sale..............................................................2
     Business..................................................................2
     Buyer.....................................................................2
     Buyer Indemnified Persons.................................................2
     Closing...................................................................2
     Closing Balance Sheet.....................................................2
     Closing Date..............................................................2
     Closing Financial Statements..............................................2
     Closing Review............................................................2
     Closing Statement.........................................................2
     Code......................................................................2
     Confidential Information..................................................2
     Contract..................................................................2
     Court.....................................................................2
     Covenant Not to Compete...................................................3
     Current Assets............................................................3
     Current Liabilities.......................................................3
     Dispute Period............................................................3
     Dollars...................................................................3
     Effective Time............................................................3
     Employment Agreement......................................................3
     Environmental Laws........................................................3
     ERISA.....................................................................3
     Excluded Assets...........................................................3
     Final Payment.............................................................3
     Financial Statements......................................................3
     GAAP......................................................................3
     Government................................................................3
     Hazardous Materials.......................................................3
     Indemnified Losses........................................................4
     Indemnified Party.........................................................4
     Indemnifying Party........................................................4
     Initial Payment...........................................................4
     Intellectual Property.....................................................4
     Interim Balance Sheet.....................................................4
     Interim Statements........................................................4
     IRCA......................................................................4
     Law.......................................................................4
     Liabilities...............................................................4
     Lien......................................................................4
     Losses....................................................................4
     Net Worth.................................................................5
     Net Worth Target..........................................................5
     Notice of Dispute.........................................................5
     OSI.......................................................................5
     Ordinary Course...........................................................5
     Party.....................................................................5
     Patentable Property Purchase Agreement....................................5
     Person....................................................................5
     Plan......................................................................5
     Property..................................................................5
     Purchased Assets..........................................................5
     Restricted Period.........................................................5
     Returns...................................................................6
     Seller....................................................................6
     Seller Indemnified Persons................................................6
     Shareholder...............................................................6
     Shareholder Patentable Property...........................................6
     Tax Affiliate.............................................................6
     Taxes.....................................................................6
     Third Person..............................................................6
     Third Person Claim........................................................6
     Trade Names...............................................................6

ARTICLE II  PURCHASE AND SALE OF ASSETS........................................6
     2.1   Assets to be Purchased..............................................6
     2.2   Assumed Liabilities.................................................6
     2.3   Consideration.......................................................7
     2.4   Post-Closing Adjustments to the Initial Payment.....................7
     2.5   Allocation of Consideration.........................................8
     2.6   Closing.............................................................8
     2.7   Deliveries of Seller at the Closing.................................8
     2.8   Deliveries of Buyer at the Closing..................................8
     2.9   The Closing Balance Sheet and the Closing Statement.................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER...........9
     3.1   Corporate Existence and Power of Seller.............................9
     3.2   Approval and Enforceability of Agreement...........................10
     3.3   Financial Statements...............................................10
     3.4   Events Subsequent to December 31, 1999.............................10
     3.5   Assets in Possession of Others.....................................11
     3.6   Accounts and Notes Receivable......................................11
     3.7   Undisclosed Liabilities............................................12
     3.8   Taxes..............................................................12
     3.9   Real Property - Owned..............................................13
     3.10  Personal Property - Owned..........................................13
     3.11  Real and Personal Property - Leased from Seller....................13
     3.12  Real and Personal Property - Leased to Seller......................13
     3.13  Intellectual Property..............................................13
     3.14  Necessary Property and Transfer of Assets..........................14
     3.15  Use and Condition of Property......................................14
     3.16  Licenses and Permits...............................................14
     3.17  Contracts--Disclosure..............................................15
     3.18  Customer Contracts.................................................16
     3.19  Contracts--Validity, Etc...........................................16
     3.20  No Breach of Law or Governing Document.............................16
     3.21  Litigation and Arbitration.........................................17
     3.22  Directors, Officers, Employees and Consultants.....................17
     3.23  Indebtedness to and from Directors, Officers and Others............17
     3.24  Outside Financial Interests........................................17
     3.25  Payments, Compensation and Perquisites of Agents
             and Employees....................................................18
     3.26  Labor Contracts....................................................18
     3.27  Employee Benefit Plans.............................................18
     3.28  Overtime, Back Wages, Vacation and Minimum Wages...................18
     3.29  Discrimination, Workers Compensation and
             Occupational Safety and Health...................................18
     3.30  Alien Employment Eligibility.......................................19
     3.31  Labor Disputes; Unfair Labor Practices.............................19
     3.32  Insurance Policies.................................................19
     3.33  Guarantees.........................................................19
     3.34  Environmental Matters..............................................19
     3.35  Broker's Fees......................................................20
     3.36  Foreign Assets and Operations......................................20
     3.37  Service Warranties and Guarantees..................................21
     3.38  Books and Records..................................................21
     3.39  Truthfulness.......................................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER............................21
     4.1   Corporate Existence of Buyer.......................................21
     4.2   Approval of Agreement..............................................21
     4.3   No Breach of Articles or Indentures................................22
     4.4   Broker's Fees......................................................22

ARTICLE V COVENANTS CONCERNING SELLER.........................................22
     5.1   Operation of the Business..........................................22
     5.2   Preservation of Business...........................................23
     5.3   Insurance and Maintenance of Property..............................24
     5.4   Full Access........................................................24
     5.5   Books, Records and Financial Statements............................24
     5.6   Governmental Filings...............................................24
     5.7   Tax Matters........................................................24

ARTICLE VI OTHER AGREEMENTS...................................................25
     6.1   Change of Seller's Name............................................25
     6.2   Seller's Employees.................................................25

ARTICLE VII COVENANT NOT TO COMPETE...........................................26
     7.1   Covenant Not to Compete............................................26
     7.2   Employees..........................................................26
     7.3   Confidentiality....................................................26
     7.4   Remedies...........................................................27
     7.5   Permitted Exceptions...............................................27

ARTICLE VIII CONDITIONS TO BUYER'S OBLIGATIONS................................27
     8.1   Representations and Warranties of
             Seller and Shareholder...........................................27
     8.2   Approval by Buyer's Board..........................................28
     8.3   Performance of this Agreement......................................28
     8.4   No Material Adverse Change and No
             Extraordinary Distributions......................................28
     8.5   Certificate of Seller and Shareholder..............................28
     8.6   Employment Agreements..............................................28
     8.7   Financial Review...................................................28
     8.8   No Lawsuits........................................................28
     8.9   No Restrictions....................................................28
     8.10  Consents...........................................................29
     8.11  Releases...........................................................29
     8.12  Documents..........................................................29
     8.13  Due Diligence......................................................29
     8.14  Employees and Independent Contractors..............................29
     8.15  Closing Patentable Property Purchase Agreement.....................29
     8.16  Further Assurances.................................................29

ARTICLE IX CONDITIONS TO SELLER'S OBLIGATIONS.................................30
     9.1   Representations and Warranties of Buyer and OSI....................30
     9.2   Performance of this Agreement......................................30
     9.3   Certificate of Buyer...............................................30
     9.4   Employment Agreements..............................................30
     9.5   Payment of Initial Payment.........................................30
     9.6   No Lawsuits........................................................30
     9.7   Documents..........................................................30
     9.8   Closing Patentable Property Purchase Agreement.....................31
     9.9   Further Assurances.................................................31

ARTICLE X INDEMNIFICATION.....................................................31
     10.1  Survival of Representations and Warranties.........................31
     10.2  Seller's Indemnification...........................................32
     10.3  Buyer's Indemnification............................................33
     10.4  Notice of Claim....................................................34
     10.5  Right to Contest Claims of Third Persons...........................34
     10.6  Set-Off Rights.....................................................35

ARTICLE XI MISCELLANEOUS......................................................35
     11.1  Assignment; Binding Agreement......................................35
     11.2  Termination of Agreement...........................................36
     11.3  Manner and Effect of Termination...................................36
     11.4  Non-Disclosure of Information......................................36
     11.5  Bulk Sales.........................................................36
     11.6  Remedies...........................................................37
     11.7  Entire Agreement and Modification..................................37
     11.8  Severability.......................................................37
     11.9  Counterparts.......................................................37
     11.10 Headings; Interpretation...........................................37
     11.11 Choice of Forum and Governing Law..................................37
     11.12 Payment of Fees and Expenses.......................................37
     11.13 Notices............................................................38

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 30th day of April, 2001, by and among, on one hand, Outsourcing Solutions Inc., a Delaware corporation ("OSI") and Pacific Software Consulting, LLC, a Delaware limited liability company owned by OSI ("Buyer"), and on the other hand, Pacific Software Consulting, Inc., a California corporation ("Seller") and Edward F. Lambert ("Shareholder"). Certain defined terms are set forth in Article I.


                                    RECITALS

     A. Buyer desires to purchase from Seller the Purchased Assets and to assume the Assumed Liabilities, on the following terms and conditions;

     B. Seller desires to sell to Buyer the Purchased Assets and to assign to Buyer the Assumed Liabilities, on the following terms and conditions; and

     C.   Simultaneously   with  the  Closing,   Buyer  will  purchase   certain
intellectual property from Shareholder pursuant to the Patentable Property Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, the Parties agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

"Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

     "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

     "Agreement" has the meaning set forth in the Preamble.

     "Arbiter" means the individual appointed under Section 2.9(c).

          (a)  "Assets" has the meaning set forth in Schedule 2.1.

     "Assignment and Assumption Agreement" means the form of instrument set forth as Exhibit A.

     "Assumed Liabilities" means Liabilities of Seller to the extent they are incurred in the Ordinary Course of the Business and to the extent they are:

          (a) Liabilities that are quantified on the Closing Balance Sheet and the Closing Statement; or

          (b) executory obligations arising from the Business which are specifically set forth on Schedule 1.1(a) hereto to the extent such obligations are to be performed after the Effective Time and are accompanied by a correlated duty of performance or payment on the part of the other party(s) thereto.

     "Bill of Sale" means the form of instrument set forth as Exhibit B.

     "Business" means the business and operations of Seller including without limitation the business generally conducted under the trade name "Pacific Software Consulting, Inc."

     "Buyer" has the meaning set forth in the Preamble.

     "Buyer Indemnified Persons" has the meaning set forth in Section 10.2(a).

     "Closing" means the consummation of the transactions contemplated by this Agreement.

          "Closing Balance Sheet" has the meaning set forth in Section 2.9(a).

          "Closing Date" means April 30, 2001 or, if the conditions to the Closing are not by then satisfied, on such date within three business days following satisfaction of such conditions (other than conditions to be satisfied at the Closing according to the terms thereof).

          "Closing Financial Statements" means the Closing Balance Sheet and the Closing Statement prepared pursuant to Section 2.9(a).

          "Closing Review" has the meaning set forth in Section 2.9(a).

          "Closing Statement" has the meaning set forth in Section 2.9(a).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidential Information" has the meaning set forth in Section 7.3.

          "Contract" means any contract, agreement, arrangement, understanding, lease, indenture, evidence of indebtedness, binding commitment or instrument, purchase order or offer, written or oral, entered into or made by or on behalf of Seller, or to which Seller is a party or by which it or its property is bound.

          "Court" means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

          "Covenant Not to Compete" means the obligations of Seller and Shareholder under Article VII.

          "Current Assets" shall be determined in accordance with GAAP and shall mean (a) accounts receivable (less an allowance for doubtful accounts) and (b) prepaid expenses and supplies.

           "Current Liabilities" shall be determined in accordance with GAAP and shall mean accounts payable and accrued expenses.

          "Dispute Period" has the meaning set forth in Section 2.9(b).

          "Dollars" or "$" means United States Dollars.

          "Effective Time" means as of 11:59 p.m. on April 30, 2001.

          "Employment    Agreement"   means   the   form   of   employment   and
non-competition agreement set forth as Exhibit C.

          "Environmental Laws" has the meaning set forth in Section 3.34(a).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Assets" means the Assets identified in Schedule 1.1(b).

          "Final  Payment"  means the Initial  Payment as  adjusted  pursuant to
Section 2.4(a).

          "Financial Statements" means the 2000 Financial Statements, 1999 Financial Statements and the 1998 Financial Statements. "2000 Financial Statements" means Seller's balance sheet at December 31, 2000 and the related statements of income and retained earnings and combined statements of cash flows for the 12 month period then ended, together with any notes or schedules thereto. "1999 Financial Statements" means Seller's balance sheet at December 31, 1999 and the related statements of income and retained earnings and combined statements of cash flows for the 12 month period then ended, together with any notes or schedules thereto. "1998 Financial Statements" means Seller's balance sheet at December 31, 1998 and the related statements of income and retained earnings and combined statements of cash flows for the 12 month period then ended, together with any notes or schedules thereto.

          "GAAP" means U.S. generally accepted accounting principles.

          "Government" means the United States of America, any other nation or sovereign state, any federal, bilateral or multilateral governmental authority, any state, possession, territory, county, district, municipality, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

          "Hazardous Materials" has the meaning set forth in Section 3.34(e).

          "Indemnified Losses" has  the meaning set  forth  in  Section 10.2(a).

          "Indemnified Party" has the meaning set forth in Section 10.4.

          "Indemnifying Party" has the meaning set forth in Section 10.4.

          "Initial Payment" means Twenty Eight Thousand Seven Hundred Fifty Dollars ($28,750).

          "Intellectual Property" means all of the following (in whatever form or medium) which are used, owned by or licensed to Seller: (a) patents and patent applications, (b) copyrights and registrations thereof, (c) mask works and registrations and applications for registration thereof, (d) computer software (whether in source code or object code), data and documentation, (e) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, works-for-hire, firmware, programs, know-how, manufacturing and productions processes and techniques, research and development information, inventions, discoveries, projections, analyses, market studies, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, proprietary prospect lists, and customer and supplier lists and information, (f) trademarks, service marks, trade names, corporate names, domain names and applications and registrations therefor and (g) other proprietary rights relating to any of the foregoing.

          "Interim Balance Sheet" means the balance sheet at March 31, 2001 included in the Interim Statements.

          "Interim Statements" means the Interim Balance Sheet and the related statements of income and retained earnings and statements of cash flows of Seller for the three month period then ended, together with any notes or schedules thereto.

          "IRCA" means the Immigration Reform and Control Act of 1986, and the rules and regulations thereunder.

          "Law" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order or injunction of any Government, quasi-governmental authority or Court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

          "Liabilities" means all liabilities and/or obligations, whether or not required to be reflected on the financial statements of a business.

          "Lien" means any lien, security interest, mortgage, option, lease, tenancy, occupancy, covenant, condition, easement, agreement, hypothecation, restriction, pledge, charge, claim or other encumbrance of every kind and nature.

          "Losses" has the meaning set forth in Section 10.2(a).

           "Net Worth" means Seller's Current Assets minus Current Liabilities, calculated in accordance with historical accounting practices of Seller applied on a consistent basis.

          "Net Worth Target" has the meaning set forth in Section 2.4(a).

          "Notice of  Dispute"  means a notice to Buyer  delivered  pursuant  to
Section 2.9, specifying in reasonable detail all points of disagreement with the Closing Balance Sheet and the Closing Statement.

          "OSI" has the meaning set forth in the Preamble.

          "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations customarily engaged in by such Business consistent with past practices, and specifically does not include (a) activity
(i) involving the purchase or sale of a business or of any product line or business unit, (ii) involving modification or adoption of any Plan or (iii) which requires approval by the board of directors or shareholders of an entity engaged in a business or (b) the incurrence of any Liability for any tort or any breach or violation of or default under any Contract or any Law.

          "Party" means any of Buyer and OSI, or Seller and Shareholder, and "Parties" means all of them.

          "Patentable Property Purchase Agreement" means the Patentable Property Purchase Agreement, dated the date hereof, among OSI, Buyer, and Edward F. Lambert, as seller.

          "Person"  means any  natural  person;  any  corporation,  partnership,
limited  liability  company,  limited  liability  partnership,   joint  venture,
association, company or other legal entity; and any Government.

          "Plan" means any agreement, arrangement, plan or policy, qualified or non-qualified, whether or not considered legally binding, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare or incentive plan; or (b) welfare or "fringe" benefits, including without limitation any voluntary employees' beneficiary associations or related trusts, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, income tax preparation, sick leave, maternity, paternity or family leave, child care or other benefits; or (c) any employment, consulting, engagement or retainer agreement or arrangement.

          "Property" has the meaning set forth in Section 3.34(a).

          "Purchased Assets" means the Assets set forth in Schedule 2.1, excluding the Excluded Assets.

          "Restricted Period" has the meaning set forth in Section 7.1(a).

          "Returns" means returns, reports, estimated tax and informational statements and returns relating to Taxes which are, were or will be required by Law to be filed by Seller or other Tax Affiliate of Seller in connection with the Business, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes or Plans. Any one of the foregoing Returns may be referred to sometimes as a "Return."

          "Seller" has the meaning set forth in the Preamble.

          "Seller Indemnified Persons" has the meaning set forth in Section 10.3(a).

          "Shareholder" has the meaning set forth in the Preamble.

          "Shareholder Patentable Property" means the Intellectual Property purchased from Edward F. Lambert pursuant to the Patentable Property Purchase Agreement simultaneously with the Closing under this Agreement.

          "Tax Affiliate" means any member of an Affiliated Group of which Seller is or was a member, or any member of a combined or unitary group of which Seller is or was a member.

          "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, gross receipts, profits, windfall profit, employment (including Social Security, state pension plans and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or dispute thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."

          "Third Person" has the meaning set forth in Section 10.5.

          "Third Person Claim" has the meaning set forth in Section 10.5.

          "Trade Names" has the meaning set forth in Section 3.13.



                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     2.1 Assets to be Purchased. Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Seller agrees to sell to Buyer, free and clear of all Liens, all right, title and interest of Seller to and in all of the Purchased Assets. The allocation of the consideration for the Purchased Assets is set forth on Schedule 2.1.

     2.2  Assumed Liabilities.


          (a) Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Buyer agrees to assume only the Assumed Liabilities.

          (b) Notwithstanding the foregoing, if the assignment or transfer of any obligation or instrument would cause a breach thereof and if a required consent to such assignment or transfer has not been obtained, then, at Buyer's election and in its sole discretion, and subject to Buyer's right to require strict compliance with Section 8.10 hereof, such obligation or instrument shall not be assigned or transferred to Buyer, but Buyer shall act as agent for Seller in order to obtain for Buyer the benefits under such obligation or instrument.

          (c) EXCEPT AS EXPRESSLY AND UNAMBIGUOUSLY PROVIDED IN THIS SECTION 2.2, NEITHER BUYER NOR ANY AFFILIATE OF BUYER ASSUMES OR AGREES TO BECOME LIABLE FOR OR SUCCESSOR TO ANY LIABILITIES OR OBLIGATIONS WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, WHETHER OF SELLER, ANY AFFILIATE OF SELLER, ANY PREDECESSOR THEREOF, OR ANY OTHER PERSON, OR OF THE BUSINESS. NO OTHER STATEMENT IN OR PROVISION OF THIS AGREEMENT AND NO OTHER STATEMENT, WRITTEN OR ORAL, ACTION OR FAILURE TO ACT INCLUDES OR CONSTITUTES ANY SUCH ASSUMPTION OR AGREEMENT, AND ANY STATEMENT TO THE CONTRARY BY ANY PERSON IS UNAUTHORIZED AND HEREBY DISCLAIMED.

     2.3 Consideration. The consideration for the Purchased Assets shall be the aggregate of (a) the Final Payment and (b) the amount of the Assumed Liabilities.

     2.4  Post-Closing Adjustments to the Initial Payment.

          (a) To the extent the Net Worth is greater than $1 (the "Net Worth Target"), the Initial Payment shall (on a post-closing basis pursuant to Section 2.4(b)) be increased on a dollar-for-dollar basis by an amount equal to such excess. To the extent the Net Worth is less than the Net Worth Target, the Initial Payment shall (on a post-closing basis pursuant to Section 2.4(b)) be decreased on a dollar-for-dollar basis by an amount equal to such deficit. The Initial Payment as so adjusted is hereinafter referred to as the "Final Payment." The Net Worth and the Final Payment shall be determined based on the Closing Balance Sheet and the Closing Statement (as finally determined under
Section 2.9).

          (b) Not more than 5 business days after final determination of the Final Payment, (i) Buyer shall pay to Seller the amount, if any, by which the Final Payment exceeds the Initial Payment or (ii) Seller shall pay to Buyer the amount, if any, by which the Final Payment is less than the Initial Payment. Any payment or distribution from Buyer or Seller so required to be made shall be by wire transfer of immediately available funds and shall bear interest from the Closing Date through the date of payment at the prime lending rate of Bank of America from time to time prevailing.

     2.5  Allocation of Consideration. The consideration provided for in Section
2.3 shall be allocated among the Purchased Assets, the Assumed Liabilities and Covenant Not to Compete as provided in Schedule 2.5 hereto, or as mutually agreed to in writing by the Parties after the determination of the Final Payment. Such allocation shall be prepared in accordance with Section 1060 of the Code.

     2.6 Closing. The Closing shall take place at 10:00 a.m. on the Closing Date or such other time as the Parties agree at the offices of Bryan Cave LLP, 211 N. Broadway, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102.

     2.7 Deliveries of Seller at the Closing. At the Closing, subject to the conditions to Seller's obligations in Article IX, Seller shall execute and deliver or cause to be delivered the documents identified in Article VIII.

     2.8 Deliveries of Buyer at the Closing. At the Closing, subject to the conditions to the Buyer's obligations in Article VIII, Buyer shall (a) execute and deliver or cause to be delivered the documents identified in Article IX and
(b) transfer the Initial Payment by wire transfer of immediately-available funds to an account or accounts designated by Seller not less than two business days before the Closing Date.

     2.9  The Closing Balance Sheet and the Closing Statement..


          (a) Beginning on or after the Closing Date and as of the Effective Time, Buyer shall conduct a review and examination of the Purchased Assets and Assumed Liabilities (the "Closing Review") at Buyer's sole cost and expense. Seller, at its sole cost and expense, may have a representative review all final work papers in connection with the Closing Review. On the basis of such Closing Review, Buyer shall prepare a balance sheet as of the Effective Time ("Closing Balance Sheet") and a statement of net assets as of the Effective Time (the "Closing Statement"), reflecting the book value, as of the Effective Time, of the Purchased Assets less the Assumed Liabilities, in accordance with the principles and procedures as outlined on Schedule 2.9(a) applied consistently with the accounting policies and procedures followed in preparing the Financial Statements. The Closing Balance Sheet and the Closing Statement are herein referred to as the "Closing Financial Statements." Buyer shall deliver the Closing Financial Statements to Seller not later than 60 calendar days after the Closing Date.

          (b) If Seller disputes the Closing Financial Statements as delivered by Buyer, then not more than 20 calendar days after the date Seller receives the Closing Financial Statements (the "Dispute Period") Seller shall provide Buyer a Notice of Dispute. If during the Dispute Period Seller fails to deliver a Notice of Dispute, the Closing Financial Statements shall be deemed final and binding at the end of the Dispute Period.

          (c) Upon receipt of the Notice of Dispute within the Dispute Period, Buyer shall promptly consult with Seller with respect to Seller's specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and Seller within 20 calendar days after Buyer receives the Notice of Dispute, they shall refer the dispute to a partner in Ernst & Young LLP, certified public accountants (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within 30 calendar days after such reference, all points of disagreement with respect to the Closing Financial Statements. If Ernst & Young LLP is the auditor for OSI and its subsidiaries (or is providing a material amount of consulting services to OSI and its subsidiaries) at the time of the dispute, the Parties will mutually agree upon another nationally recognized accounting firm to serve as Arbiter. For purposes of such arbitration, each Party shall submit proposed Closing Financial Statements; Buyer's proposals need not be identical to the Closing Financial Statements delivered pursuant to Section 2.9(a). The Arbiter shall apply the terms of this Section 2.9, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the Closing Financial Statements shall be allocated, to the extent practical, between the Parties by the Arbiter in proportion to the extent either Party did not prevail on items in dispute in the Closing Financial Statements; provided, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section 2.9, the other Party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Closing Financial Statements and the allocation of arbitration fees and expenses.



                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

     Each of Seller and Shareholder, jointly and severally, hereby makes the following representations and warranties, each of which Seller and Shareholder represent and warrant is true and correct on the date hereof and shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby pursuant to Section 10.1.

     3.1  Corporate Existence and Power of Seller.


          (a) True and complete copies of the articles of incorporation and bylaws and all amendments thereto of Seller, have been delivered to Buyer. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation.

          (b) Seller has the corporate power and authority to own and use its Assets and to transact the business in which it is engaged, holds all franchises, licenses, permits necessary and required therefor, is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required. Seller has the corporate power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has no direct or indirect subsidiaries or other entity in which it has a controlling interest nor does Seller have any direct or indirect ownership or beneficial interest in any other entity or enterprise.

     3.2  Approval and Enforceability of Agreement.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Seller. At the Closing, Seller will deliver to Buyer correct and complete copies of the resolutions of Seller, certified by its secretary, giving authorization and approval of the transactions contemplated hereby. Such resolutions shall not have been altered, amended or revoked. Seller has full authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Shareholder has the full power, legal right and capacity to enter into and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Assuming due execution and delivery hereof by Buyer, this Agreement is the legal, valid and binding obligation of Seller and Shareholder, enforceable against each of Seller and Shareholder according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the Court before which any proceeding therefor may be brought.

     3.3 Financial Statements. Attached as Schedule 3.3 hereto are the Financial Statements and the Interim Statements. The Financial Statements and Interim Statements were derived from the books and records of the Business and (a) are true, complete and correct in all material respects, (b) present fairly in all material respects the financial position, results of operations and cash flows of the Business at the dates and for the periods indicated, (c) have been prepared in accordance with GAAP applied on a basis consistent with previous periods, and (d) do not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading.

     3.4  Events  Subsequent   to  December 31, 1999.  Since  December 31, 1999,
except as set forth on Schedule 3.4, there has been no:

          (a)  change in the business,  condition  (financial  or  otherwise) or
operations  of  Seller  other  than  changes  in  the  Ordinary  Course,   which
individually or in the aggregate has been materially adverse to the Business;

          (b)  loss or threatened loss of a material customer Contract;

          (c) damage, destruction or loss, whether covered by insurance or not, affecting any Purchased Asset;

          (d) declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) with respect to any securities of Seller;

          (e) increase in or commitment to increase compensation, benefits or other remuneration to or for the benefit of any shareholder, member, partner, director, officer, employee or agent of Seller, or, in connection with the Business, any other Person or any benefits granted under any Plan with or for the benefit of any such shareholder, member, partner, director, officer, employee, agent or Person;

          (f) transaction entered into or carried out by Seller other than in the Ordinary Course of the Business;

          (g) borrowing or incurrence of any indebtedness, contingent or other, by or on behalf of Seller, or any endorsement, assumption or guarantee of payment or performance of any indebtedness or Liability of any other Person or entity by Seller;

          (h) change made by Seller in its Tax or financial accounting or any Tax election;

          (i)  grant of any Lien with respect to the Purchased Assets;

          (j) transfer of any Assets other than arm's length sales, leases or dispositions in the Ordinary Course of the Business;

          (k) modification or termination (other than a termination due to expiration) of any Contract or any material term thereof;

          (l) lease or acquisition of any capital assets included in the Purchased Assets with a value greater than $10,000 per item;

          (m)  loan or advance to any Person; or

          (n) commitment or agreement by Seller to do any of the foregoing items (d) through (m).

     3.5 Assets in Possession of Others. Seller does not hold title to or ownership of any Assets in the possession of Persons other than Seller.

     3.6 Accounts and Notes Receivable. All accounts and notes receivable of Seller as of the Effective Date shall be reflected on the Closing Financial Statements, and shall be (a) valid, genuine and subsisting, (b) arose or will have arisen in the Ordinary Course of the Business, (c) subject to no defenses, set-offs, counterclaims, or Lien, and (d) except to the extent of any reserve for bad debt allowances on the Closing Financial Statements, current and fully collectible. All accounts or notes receivable of Seller in existence on the Closing Date will be paid in full, net of applicable reserves, on or before 60 calendar days after the Closing Date. Any accounts or notes receivable with respect to which Buyer makes a claim for indemnification under Article X and has received full consideration from Seller for such accounts or notes receivable will be transferred to Seller.

     3.7 Undisclosed Liabilities. Seller has no Liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and, there is no basis for any claim against Seller for any such Liability except (a) to the extent set forth on the Closing Financial Statements, (b) to the extent set forth on Schedule 3.7, or (c) Liabilities incurred in the Ordinary Course of the Business, none of which will, or could, have a material adverse effect upon the business, condition (financial or otherwise) or operations of the Business.

     3.8  Taxes.

          (a) All Tax and information Returns required to be filed by Seller on or prior to the Closing Date with respect to Taxes have been or will be timely filed.

          (b) All amounts shown on each of such Returns have been paid or will be paid when due.

          (c) Any Taxes which are to be assumed by Buyer in respect of the Purchased Assets which as of the Effective Time are not yet due and owing will be adequately reflected on the Closing Balance Sheet as a reserve for Taxes.

          (d) There are no grounds for the assertion or assessment of any Taxes against Seller, the Purchased Assets or the Business other than those reflected or reserved against on the Closing Balance Sheet.

          (e) Neither the Purchased Assets nor the Business are and will not be encumbered by any Liens arising out of any unpaid Taxes and there are no grounds for the assertion or assessment of any Liens against the Purchased Assets or the Business in respect of any Taxes.

          (f) The transactions contemplated by this Agreement will not give rise to (i) the creation of any Liens against the Purchased Assets or the Business in respect of any Taxes or (ii) the assertion of any additional Taxes against the Purchased Assets or the Business.

          (g) There is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, any Government authority for assessment or collection from Seller of any Taxes of any nature affecting the Purchased Assets or the Business.

          (h) There is no extension or waiver of the period for assertion of any Taxes against Seller affecting the Purchased Assets or the Business.

          (i) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (j) None of the Purchased Assets or Assumed Liabilities are subject to, or constitute, a safe harbor lease within the meaning of Section 168(f)(8) of the Code prior to its repeal.

          (k) None of the Purchased Assets have been financed with, or directly or indirectly secures, any industrial revenue bonds or debt, the interest on which is tax exempt under Section 103(a) of the Code.

          (l)  None  of  the  Purchased  Assets  or  Assumed   Liabilities  will
constitute a partnership, joint venture, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (m) None of the Purchased Assets consist of stock in a subsidiary of Seller.

          (n) None of the Purchased Assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

          (o) None of the Purchased Assets are subject to a tax indemnification agreement.

     3.9 Real Property - Owned. Seller has no interest in, or any right or obligation to acquire any interest in, any parcel of real property.

     3.10 Personal Property - Owned. Except as set forth on Schedule 3.10 hereto, Seller has good and marketable title to all of the personal property included in the Purchased Assets, free and clear of all Liens, and there exists no restriction on the use or transfer of such property.

     3.11 Personal Property - Leased from Seller. There is no lease under which Seller is the lessor or sublessor of any personal property.

     3.12 Real and Personal Property - Leased to Seller. There is no lease under which Seller is the lessee of any real property. There is no lease under which Seller is the lessee of any personal property.

     3.13 Intellectual Property.

          (a) Except for the trade names listed on Schedule 3.13 ("Trade Names"), Seller does not own any Intellectual Property. Other than the Shareholder Patentable Property and the Trade Names, Seller does not use any Intellectual Property in connection with the Business.

          (b) Seller represents and warrants as follows: (i) there has been no claim made against Seller asserting the invalidity, misuse or unenforceability of any of the Trade Names or challenging Seller's right to use or ownership of any of the Trade Names, and there are no grounds for any such claim or challenge; (ii) Seller is not aware of any infringement or misappropriation of any of the Trade Names or of any facts raising a likelihood of infringement or misappropriation; (iii) the conduct of the Business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; and (iv) to the knowledge of Seller and Shareholder, the consummation of the transactions contemplated by this Agreement will not alter or impair Buyer's right to use any of the Trade Names.

     3.14 Necessary Property and Transfer of Assets. The Purchased Assets, the Assumed Liabilities and the Shareholder Patentable Property constitute all the property and property rights now used, useful or necessary for the conduct of the Business in the manner and to the extent presently conducted by Seller. Except as set forth on Schedule 3.14 hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets or the assignment of the Assumed Liabilities to Buyer. There exists no condition, restriction or reservation affecting the title to or utility of the Purchased Assets or Assumed Liabilities which would prevent Buyer from occupying or utilizing the Purchased Assets or enforcing the rights under the Assumed
Liabilities, or any part thereof, to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Purchased Assets and the rights under the Assumed Liabilities shall be vested in Buyer free and clear of all taxes and Liens.

     3.15 Use and Condition of Property.

          (a) All of the Purchased Assets are in good operating condition and repair (normal wear and tear excepted) as required for their use in the Business as presently conducted, and conform to all applicable Laws. No notice of any violation of any Law relating to any of the Purchased Assets has been received by Seller except such as have been fully complied with. All improvements located on, and the use presently being made of all real property included in, the Purchased Assets or leased pursuant to the Assumed Liabilities comply with all applicable zoning and building code ordinances and all applicable fire, environmental, occupational safety and health standards and similar standards established by Law, and the same use thereof by Buyer will not result in any violation of any such code, ordinance or standard. There is no pending, proposed or threatened change in any such code, ordinance or standard which would adversely affect the Business or the use of the Purchased Assets.

          (b) There is no pending, proposed or threatened condemnation proceeding or similar action affecting the Purchased Assets or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the Business or the use of the Purchased Assets.

     3.16 Licenses and Permits. Set forth on Schedule 3.16 hereto is a description of each license or permit required for the conduct of the Business and a list of where licenses or permits may be required together with the name of the Government agency or entity issuing such license or permit. The licenses and permits set forth on Schedule 3.16 are valid and in full force and effect. Except as noted on Schedule 3.16, such licenses and permits are freely transferable by Seller, and upon the Closing, Buyer will have all right, title and interest of the holder thereof.

     3.17 Contracts--Disclosure. Except as set forth in Schedule 3.17 there is not outstanding:

          (a) Any single Contract providing for an expenditure by Seller in excess of $10,000 over the remaining life of such Contract for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment.

          (b) Any single Contract providing for an expenditure by Seller in excess of $10,000 for the purchase of raw materials, supplies, component parts or any other items or services.

          (c) Any Contract to sell products or to provide services to third Persons which (a) is at a price which would result in a net loss on the sale of such products or providing of such services or (b) is pursuant to terms or conditions which Seller cannot reasonably expect to satisfy or fulfill in their entirety, or (d) involves more than $10,000.

          (d) Any Contract for materials, supplies, component parts or other items or services in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the current reasonable market price.

          (e) Any revocable or irrevocable guaranty, indemnity or power of attorney.

          (f)  Any  evidence  of   indebtedness,   loan  agreement,   indenture,
promissory note, letter of credit, foreign exchange contract, conditional sales agreement or other similar type of agreement.

          (g) Any Contract which involves (i) a sharing of profits, (ii) future payments of $10,000 or more per annum to other Persons, or (ii) any joint venture, partnership or similar arrangement.

          (h) Any Contract involving any sales agency, sales representation, distributorship or franchise.

          (i) Any Contract containing covenants expressly limiting the freedom of Seller to compete in any line of business or with any Person or in any area.

          (j)  Any Contract not made in the Ordinary Course of the Business.

          (k) Any other material Contract which is not cancelable without penalty on 30 calendar days' notice or less and which is not set forth on another Schedule.

     3.18 Customer Contracts. Seller has previously delivered to OSI a true, correct and complete copy of all customer service contracts, to which Seller is a party (a "Customer Contract"). Schedule 3.18 sets forth all Customer Contracts of Seller, including the expiration date, and the outstanding payments due to Seller under each Customer Contract. Except as set forth in Schedule 3.18, Seller is not a party to any customer contract. On the Closing Date, Schedule
3.18 shall set forth all Customer Contracts of Seller as of the Closing Date. There are no retainers or prepayments required or paid under any Customer
Contract as of the date hereof. Except as provided in any Customer Contract, there are no obligations of Seller, in writing or otherwise, to perform any material services. Customer Contracts are entered into in the Ordinary Course on a project by project basis, are performed and terminated in accordance with their terms and may be modified, renewed or extended based upon mutual agreement.

     3.19 Contracts--Validity, Etc.


          (a) Each Contract, including each Customer Contract, is a valid and binding obligation of the parties thereto, enforceable in accordance with its terms and in full force and effect.

          (b) Seller is not, and to the knowledge of Seller and Shareholder the other party to each Contract, including each Customer Contract, is not, in breach or violation thereof or default under any Contract. To the knowledge of Seller and Shareholder, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute, or result in, a breach or violation of or default under any Contract, including a Customer Contract, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Purchased Asset. Except for the consents referred to on Schedule 3.19, neither the execution of this Agreement nor the Closing of the transactions contemplated hereby does or will constitute or result in, a breach or violation of or default under any Contract, including a Customer Contract, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Purchased Asset. No obligations under any Contract, including a Customer Contract, will result in a loss to Buyer or would result in a loss to Seller, assuming it had continued the Business. Neither Seller nor Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any party to a Customer Contract has intent to terminate such Customer Contract or to materially diminish the terms of such Customer Contract or that any party to a Customer Contract will not continue to be a customer of the Business after the Closing in accordance with the terms of such Customer Contract.

          (c) Each Contract, including each Customer Contract, will be duly assigned to Buyer on the Closing Date and upon such assignment, Buyer will acquire all right, title and interest of Seller in and to such Contract and will be substituted for Seller under the terms of such Contract. Except as set forth on Schedule 3.19, no consent is required for such assignment.

     3.20 No Breach of Law or Governing Document. Seller has complied with and is not in default under or in breach or violation of, (a) any applicable Law of any Government body (including, without limitation, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent), (b) any franchise or license, or (c) any provision of its articles of incorporation or bylaws. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder does or will constitute or result in any such default, breach or violation. No government permits or consents are necessary to effect the transactions contemplated hereby.

     3.21 Litigation and Arbitration. There is no suit, claim, action or proceeding now pending or threatened before any Court, nor or there any grounds therefor, to which Seller is a party or which may result in any Order, Liability, or other determination which will, or could, have any adverse effect upon any Purchased Asset or upon the business, condition (financial or otherwise) or operations of the Business. No such Order has been entered against Seller, nor has any such Liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any Court which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement.

     3.22 Directors,  Officers, Employees and Consultants. Set forth on Schedule
3.22 hereto is a complete list of:

          (a)  all directors of Seller;

          (b)  all officers (with office held) of Seller;

          (c)  all employees of Seller; and

          (d)  all consultants to Seller;

together, in each case, with the current rate of compensation payable to each. Attached to Schedule 3.22 is a true, correct and complete copy of the standard form employment agreement of Seller. Except as set forth on Schedule 3.22, Seller is not a party to any employment agreement which has terms that vary in any respect from the terms set forth in the standard form of employment agreement attached hereto in Schedule 3.22.

     3.23 Indebtedness to and from Directors, Officers and Others. Seller is not indebted to any director, officer, employee or agent of Seller except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis and no shareholder, director, officer, employee or agent of Seller is indebted to Seller.

     3.24 Outside Financial Interests. No director or officer of Seller nor the owner of more than 5% of the capital stock of Seller has any direct or indirect financial interest in any competitor with or supplier or customer of Seller;
provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer for which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc. shall not be deemed to be such a financial interest provided such Person has no other connection or relationship with such competitor, supplier or customer.

     3.25 Payments, Compensation and Perquisites of Agents and Employees. All payments to agents, consultants and others made by Seller in connection with the Business have been in payment of bona fide fees and commissions and not as bribes, illegal or improper payments. Seller has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its consultants, agents and employees. Such compensation and perquisites have been properly and accurately disclosed in the Financial Statements and Interim Statements and other public or private reports, records or filings of Seller, to the extent required by Law.

     3.26 Labor Contracts. Seller is not a party to any union collective bargaining, works council, joint or multi-employer association, employee committee or similar Contract. There are no negotiations, demands or proposals which are pending or which have been made which concern matters now covered, or that would be covered, by the type of Contracts listed in this Section.

     3.27 Employee Benefit Plans. Seller has never been a party to, does not maintain and is not required to contribute to, nor has Seller ever maintained or been required to contribute to an "employee benefit plan" as defined in Section 3(3) of ERISA. Seller has never been a party to, does not maintain and is not required to contribute to, nor has Seller ever maintained or been required to contribute to a Plan. There are no Liabilities related to or that could arise from any Plan that will pass to Buyer as result of the transactions contemplated hereby.

     3.28 Overtime, Back Wages, Vacation and Minimum Wages. No present or former employee of Seller has (or within the last two years has had) any claim against Seller (whether under any Law, Contract or otherwise) on account of or for (a) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing Plans) for any period other than the current payroll period, (b) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year or (c) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

     3.29 Discrimination, Workers Compensation and Occupational Safety and Health. No Person or party (including, but not limited to, any Government) has (or within the last two years has had) any claim, notice of claim, charge, lawsuit or basis thereof, against Seller arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards, and no such claim, notice of claim, charge of lawsuit is pending or threatened against Seller. Seller has not received any notice from any Person alleging a violation of any such Law or occupational safety or health standards. Seller has no outstanding Contracts or obligations to indemnify any Person for violation of the Laws and standards set forth in this Section. Seller has filed EEO-1 reports and affirmative action plans with appropriate Government agencies. There are no pending workers compensation claims involving Seller. Seller has delivered to Buyer a true, correct and complete list of all workers compensation claims made.

     3.30 Alien Employment Eligibility. With respect to each Person employed by Seller on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, (a) Seller hired such Person in compliance with the IRCA and (b) Seller has complied with all recordkeeping and other regulatory requirements under IRCA.

     3.31 Labor Disputes; Unfair Labor Practices. There is neither pending nor threatened, any labor dispute, strike or work stoppage which affects or which may affect the Business, and Seller is not currently covered by any injunction issued by any Court. Neither Seller nor any of its agents, representatives or employees, has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against Seller by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution of this Agreement and the consummation of the transactions contemplated hereunder will not result in any such charge or complaint, nor is there pending or threatened any grievance or arbitration under any labor or employment Contract. No right of representation by a labor organization exists respecting the employees of Seller, nor is there pending a representation election. No collective bargaining Contract is currently being negotiated and no organizing effort is currently being made with respect to the employees of Seller. Seller has no ongoing or future Liabilities under any settlement Contract or consent decree with respect to labor matters.

     3.32 Insurance Policies. Set forth on Schedule 3.32 hereto is a list of all insurance policies and bonds in force covering or relating to the Purchased Assets or the Business, including without limitation all properties, operations or personnel of Seller.

     3.33 Guarantees. Seller is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other Person, firm or corporation, except as endorser of checks received and deposited in the Ordinary Course.

     3.34 Environmental Matters.


          (a) Seller's use of the real property used in connection with the Business ("Property") complies and has at all times complied with, and does not cause, has not caused, and will not cause Liability to be incurred by Seller under any Laws, including without limitation the codes, licenses and permits of all Governments relating to the protection of health, safety or the environment, including by way of illustration and not by way of limitation: the Clean Air Act; the Federal Water Pollution Control Act; the Resource Conservation and Liability Act; the Toxic Substance Control Act; the Comprehensive Environmental Response and Liability Act; the Hazardous Materials Transportation Act; the Atomic Energy Act; the Emergency Planning and Community Right-to-Know Act; and the Oil Pollution Prevention Act; and all amendments to each thereto, and all other applicable environmental Laws (collectively, "Environmental Laws"). Seller is not in violation and has not violated, in connection with the ownership, use, maintenance or operation of the Property and the conduct of the Business, of any Environmental Laws.

          (b) There are no past, pending or threatened investigations, inquiries, notices or other proceedings by any Government entity with respect to Seller in connection with the actual or alleged violation of, or Liability arising under, any Environmental Laws with respect to the Property.

          (c) Seller has all necessary permits, registrations, approvals, certificates and licenses relating to the protection of health, safety or the environment as required by the Environmental Laws. Seller has previously delivered to Buyer or its representatives true, accurate and complete copies of any and all such permits, registrations, approvals, certificates and licenses.

          (d) There are no Environmental Laws which require any work, repairs, construction or capital expenditures with respect to the Property, nor has Seller received any notice of any of the same.

          (e) During Seller's occupancy of the Property there has been no spill, discharge, leak, emission, injection, disposal, dumping, emptying, escape, leaching, pumping or release of any kind on, beneath or above the Property or into the environment surrounding or adjoining the Property of any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic chemicals, extremely hazardous substances, petroleum products, petroleum substances, toxic substances, hazardous wastes, infectious wastes, radioactive materials, asbestos fibers or solid wastes (collectively as "Hazardous Materials"), including but not limited to those defined in the Environmental Laws.

          (f) During Seller's period of occupancy of the Property there has been no past, and there is no current or anticipated, storage, disposal, use, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at or upon the Property.

          (g) Seller knows of no information that any Person, including any employee, may have any life threatening health condition or long term disability as a result of the prior use of the Property or as a result of the release of any Hazardous Materials on the Property or into the environment surrounding the Property.

          (h)  No  asbestos fibers or  materials  or  polychlorinated  biphenyls
(PCBs) are on the Property.

     3.35 Broker's Fees. Neither Seller nor Shareholder has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     3.36 Foreign Assets and Operations. Seller has no interests in any real property or tangible or intangible property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entities or Persons with substantially all their property or business so located. Seller has not conducted the Business outside the United States.

     3.37 Service Warranties and Guarantees. Set forth on Schedule 3.37 are the standard forms of service warranties and guarantees used by Seller and copies of all other outstanding service warranties and guarantees. Except as set forth on
Schedule 3.37, no service warranty or similar claims have been made against Seller except routine claims as to which, in the aggregate, losses and expenses in respect thereto have not and will not exceed $5,000. The aggregate loss and expense attributable to all service, warranty and similar claims now pending or hereafter asserted with respect to services provided on or prior to the Closing Date will not exceed the amount reserved therefor on the Closing Balance Sheet.

     3.38 Books and Records. The books of account, stock record books and minute books and other corporate records of Seller are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements and Interim Statements. The minute books and stock books of Seller have been made available to Buyer and are correct and complete to the date hereof.

     3.39 Truthfulness. No representation or warranty of Seller or Shareholder herein and no statement or certificate furnished or to be furnished by or on behalf of Seller or Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.



                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and OSI hereby make the following representations and warranties, each of which is true and correct on the date hereof and except for changes expressly permitted by this Agreement, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the sale contemplated hereby pursuant to Section 10.1.

     4.1 Corporate Existence of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the power and authority to own and use its properties and to transact the business in which it is engaged. OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OSI has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

     4.2  Approval of Agreement.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action of Buyer and OSI, and such authorization and approval have not been revoked. Pursuant to such authorization and approval, each of Buyer and OSI has full power and authority to enter into this Agreement, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby.

          (b) Assuming due execution and delivery hereof by Seller, this Agreement is the legal, valid and binding obligation of each Buyer and OSI, enforceable against each according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the Court before which any proceeding therefor may be brought.

          (c) Neither Buyer nor OSI is required to obtain any third party contractual consents to effect the transactions contemplated hereby

     4.3 No Breach of Articles or Indentures. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of, or constitute a default under any material indenture, evidence of indebtedness or other commitment to which Buyer or OSI is a party or by which either is bound, which breach or default would have a material adverse effect on OSI and its subsidiaries, taken as a whole. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of the charter documents of Buyer or the certificate of incorporation or by-laws of OSI.

     4.4 Broker's Fees. Neither Buyer nor OSI has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.



                                    ARTICLE V

                           COVENANTS CONCERNING SELLER

     Seller covenants and agrees with Buyer that, from and after the date of this Agreement and until the Closing Date, Seller will conduct the Business subject to the following provisions and limitations:

     5.1 Operation of the Business. Without the prior written consent of Buyer, Seller will not:

          (a) Other than in the Ordinary Course, grant any increase in the rate of pay of any of its employees, grant any increase in the salaries of any officer, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent.

          (b) Enter into any employment Contract or collective bargaining agreement.

          (c) Enter into any Contract or engage in any transaction which is not in the usual and Ordinary Course or which is inconsistent with past practices.

          (d) Sell or dispose of or encumber any Assets not in the usual and Ordinary Course.

          (e) Make, or enter into any Contract for, any capital expenditure or enter into, modify, amend, or cancel any lease of capital equipment or real property.

          (f) Enter into any Contract, whether for the purchase or sale of inventory, supplies, other products or services or otherwise other than in the Ordinary Course.

          (g)  Create, assume, incur  or guarantee  any indebtedness  other than
(i) in the usual and Ordinary Course of the Business and with a maturity date of less than one year or (ii) that incurred pursuant to existing Contracts disclosed in the Schedules delivered pursuant to this Agreement.

          (h) Declare or pay any dividend or make any sale of or distribution in respect of its capital stock or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or issue any of its capital stock or other securities.

          (i) Make or institute any unusual method of transacting business or change any accounting procedures or practices or its financial structure.

          (j) Make any amendments to or changes in its articles or certificate of incorporation or association or bylaws.

          (k) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material Contract.

          (l) Take any action or incur any Liability or obligation which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any Schedule hereto.

     5.2  Preservation  of  Business.   Seller  shall  carry  on   the  Business
diligently and substantially in the same manner as heretofore conducted and shall keep its business organizations intact, including keeping available the services of its present employees and preserving its present relationships with suppliers and customers and others having business relations with Seller. Seller shall perform all obligations required to be performed by it under any Contract or lease.

     5.3 Insurance and Maintenance of Property. Seller will cause all the Purchased Assets and all property owned or leased pursuant to the Assumed Liabilities to be insured against all ordinary and insurable risks (except in respect of any leased property where the terms of the lease do not impose on lessee the obligation to maintain insurance and where the loss of such property would not materially adversely affect the conduct of the Business) and will operate, maintain and repair all of such property in a careful, prudent and efficient manner.

     5.4 Full Access. Representatives of Buyer shall have full access at all reasonable times to all premises, properties, books, records, Contracts, tax records and documents of Seller relating to the Business, and Seller will furnish to Buyer any information in respect of the Business as Buyer may from time to time request. Such examination and investigation by Buyer shall not affect the warranties and representations of Seller and Shareholder contained in this Agreement.

     5.5 Books, Records and Financial Statements. Seller shall maintain its books and financial records in accordance with GAAP consistently applied, and on a basis consistent with the past practices of Seller. Said books and financial records shall fairly and accurately reflect the operations of the Business. Seller shall furnish to Buyer promptly, as available, the Financial Statements and operating reports applicable to the Business since January 1, 1998, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly the financial position and results of operations of the Business at the dates and for the periods indicated.

     5.6 Governmental Filings Seller will cooperate with Buyer in making, as soon as practicable following the execution hereof, all filings required by any Government in connection with the transactions contemplated by this Agreement. All information provided by Seller in connection with such filings will be true, accurate and complete and will comply with all applicable Laws.

     5.7  Tax Matters.


          (a) Seller shall pay all applicable sales, use or other similar transfer Taxes that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Purchased Assets hereunder, whether levied on Buyer, the Purchased Assets or Seller. Seller, in the case of the Purchased Assets, shall prepare, subject to Buyer's reasonable approval, and file any Returns required in respect of such Taxes.

          (b) All real estate, personal property, ad valorem and any other local or state Taxes relating to the Purchased Assets or the Business which shall be accrued but unpaid as of the Effective Time, or which shall be paid as of the Effective Time but relate in whole or in part to periods after the Effective Time, shall be prorated to the Effective Time and shall be reflected on the Closing Balance Sheet. Any such prorated Taxes which may be ultimately assessed after the Effective Time shall be paid by Seller to Buyer or Buyer to Seller, as the case may be, within thirty days of such determination.

          (c) Seller and Buyer shall report Buyer's purchase of the Purchased Assets pursuant to Section 1060 of the Code and other applicable Laws in a consistent manner and shall take no position contrary thereto and file the appropriate Form 8594, attached as Schedule 5.7 with their respective income tax returns. To the extent Buyer determines that a Form 1099 should be sent to Seller, it shall be only on Form 1099-MISC with respect to the Internal Revenue with no filing being made in Missouri; and, Seller and Buyer shall not take any contrary income tax positions.

          (d) Seller agrees to furnish or cause to be furnished, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation of any Return for Taxes, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid.

          (e) Seller, upon request, shall use its reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.

          (f) Seller shall furnish to Buyer, as provided in Section 1445(b)(2) of the Code, an affidavit pursuant to Section 1445(a), stating under penalties of perjury, Seller's United States taxpayer identification number and that Seller is not a foreign person.



                                   ARTICLE VI

                                OTHER AGREEMENTS

     6.1 Change of Seller's Name. Within ten business days after the Closing Date, Seller, in such manner as is reasonably requested by Buyer, shall change its name to some name other than "Pacific Software Consulting, Inc." or any variation or abbreviation thereof, and file appropriate notification of its change of name in all jurisdictions where such notification is required. Seller will take all steps as may be appropriate to insure to Buyer the continued right to use the name "Pacific Software Consulting, Inc." and all variants thereof in connection with Buyer's operation of the Business.

     6.2 Seller's Employees. To the extent that Buyer has not entered into employment agreements or independent contractor agreements as of the Closing, Seller and Shareholder shall indemnify and hold Buyer Indemnified Persons harmless from all Liabilities and obligations related to such employees and independent contractors except for Ordinary Course payroll and related expenses of such employees and costs and wages of such independent contractors since the last payroll disbursement date before the Closing Date which will be assumed by Buyer. It is hereby acknowledged that Buyer is not assuming any Liability arising from or related to Seller's employees and independent contractors, except for the payroll and related expenses of employees and costs and wages of independent contractors since the last payroll disbursement date before the Closing Date which will be assumed by Buyer. The indemnity set forth in this
Section 6.2 shall be made in accordance with the provisions of Article X hereof, without regard to the limitations contained in Section 10.2(b).

                                   ARTICLE VII

                             COVENANT NOT TO COMPETE

     7.1  Covenant Not to Compete.

          (a) As a further inducement to Buyer to purchase the Purchased Assets and to assume the Assumed Liabilities, each of Seller and Shareholder agrees that for the period from the Closing Date until the expiration of six years from the Closing Date (the "Restricted Period"), each of Seller and Shareholder will not, directly or indirectly: (i) engage in or in any way own, manage, operate, control or otherwise advise or assist or be actively connected with any enterprise which engages in, or otherwise carries on, any business activity in the United States of America which is in competition with the Business or any business in which OSI and its subsidiaries are engaged; or (ii) solicit or accept business from, or provide competitive products or services to, any customers (whether or not such Persons have done business with Seller once or more than once) or accounts of Seller (prior to the Closing Date) or Buyer (after the Closing Date).

          (b) It is expressly understood and agreed that although Seller, Shareholder and Buyer consider the restrictions contained in this Section to be reasonable in the context in which made, if a final judicial determination is made that the time, territory, scope or any other restriction contained in this
Section is unreasonable or otherwise unenforceable, neither this Agreement nor the provisions of this Section shall be rendered void, but shall be deemed amended to apply as to such maximum scope, time and territory and to such other extent as such Court may judicially determine or indicate to be reasonable, and as so modified, the restrictions contained in this Section shall be binding and enforceable.

     7.2 Employees. Each of Seller and Shareholder agrees that during the Restricted Period neither it nor its successors or assigns will hire any Person who is or shall be in the employ or service of Seller prior to the Closing Date, and whom Buyer intends to employ, or seek to entice, induce or in any manner influence any such employee to leave his or her employment or not accept or continue in such employment.

     7.3 Confidentiality. Each of Seller and Shareholder will not at any time disclose to any Person other than Buyer or use any "Confidential Information" (as hereinafter defined) owned, possessed, licensed or used by or relating to the Business, whether or not such information is embodied in writing or other physical form. For purposes of this Agreement, the phrase "Confidential Information" means all trade names, trademarks, service marks, patents and trade secrets and any and all other information not publicly available which relates to specific matters concerning the Business, such as, without limiting the generality of the foregoing, engineering, design, manufacturing, maintenance and repair information; computer software and programs; component sourcing and supply information; identities of suppliers, customers and contractors; ___ product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. Each of Seller and Shareholder recognizes and agrees that all documents and objects containing any Confidential Information, whether developed by Seller, Shareholder or by someone else for Seller, will after the Closing Date become the exclusive property of Buyer.

     7.4 Remedies. Because the breach or anticipated breach of the restrictive covenants provided for in this Article VII will result in immediate and irreparable harm and injury to Buyer, for which it will not have an adequate remedy at law, each of Seller and Shareholder agrees that Buyer shall be entitled to relief in equity to temporarily, preliminarily and/or permanently enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which Buyer may be entitled. Should such action be taken and an injunction issued, Buyer shall be entitled to reimbursement of attorneys' fees and costs incurred.

     7.5 Permitted Exceptions. Nothing contained herein shall restrict (A) Seller and Shareholder from owning two percent (2%) or less of the corporate securities of any Person in competition with the Business which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., if such Person has no other connection or relationship, direct or indirect, with the issuer of such securities or (B) Shareholder from providing systems consulting services to non-financial services entities provided such systems consulting shall not directly or indirectly involve accounts receivable management.

                                  ARTICLE VIII.

                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

     8.1 Representations and Warranties of Seller and Shareholder. The representations and warranties of Seller and Shareholder contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Buyer pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     8.2  Approval  by  Buyer's  and  OSI's  Boards.   This  Agreement  and  the
transactions contemplated hereby shall have been approved by or under the authority of Buyer's and OSI's respective Boards of Directors.

     8.3 Performance of this Agreement. Seller and Shareholder shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     8.4 No Material Adverse Change and No Extraordinary Distributions. There shall have been no material adverse change, actual or threatened, in the Business (including the Purchased Assets, the Assumed Liabilities and relationships with customers), whether or not covered by insurance, as a result of any cause whatsoever. Between the date of this Agreement and the Closing Date, there shall have been no extraordinary distribution by Seller, by the officers of Seller, of any Assets or dividends of the Business.

     8.5 Certificate of Seller and Shareholder. Buyer shall have received a certificate signed by the President of Seller and Shareholder dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.8, 8.9, 8.10, and 8.11 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Seller and Shareholder under this Agreement.

     8.6. Employment Agreement. Edward F. Lambert shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit C.

     8.7. Financial Review. OSI shall have completed the reviews and examinations of Seller's financial statements for the year ended December 31, 2000 and the interim period ended March 31, 2001 and Buyer shall be satisfied in all respects with the results of such reviews.

     8.8 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against Seller not disclosed on the Schedules hereto. No Government shall have threatened or directed any request for information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transactions to Buyer, to Seller, or to any officer, director, employee or agent of them.

     8.9 No Restrictions. There shall exist no conditions, restrictions or reservations affecting the title to or utility of the Purchased Assets and the rights under the Assumed Liabilities which would prevent Buyer from occupying and utilizing the Purchased Assets, or any part thereof, to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place.

     8.10 Consents. All consents and approvals necessary to ensure that Buyer will continue to have the same full rights in respect to the Purchased Assets and the Assumed Liabilities as Seller had immediately prior to the consummation of the transactions contemplated hereunder shall have been obtained.

     8.11 Releases. At or prior to the Closing Date, Seller shall have delivered to Buyer the written release of all Liens relating to the Purchased Assets, executed by the holder of or parties to each such Lien. The releases shall be reasonably satisfactory in substance and form to Buyer and its counsel.

     8.12 Documents. Buyer shall have received from Seller on the Closing Date:

          (a) The Bill of Sale and other appropriate documents conveying to Buyer good and marketable title to the Purchased Assets, duly executed by Seller.

          (b)The Assignment and Assumption Agreement and other appropriate assignments, with related consents, if any are so required, duly executed by Seller.

          (c) A certificate of good standing of Seller dated within five days of the Closing Date, from the Secretary of State of the State of California.

          (d) A copy, certified by the Secretary of Seller to be true, complete and correct as of the Closing Date, of the articles of incorporation and bylaws of Seller and all resolutions, authorizations, consents, approvals and/or ratifications of the shareholders and directors of Seller required for the authorization of Seller to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of Seller executing any document to be delivered to Buyer and shall be deemed a representation and warranty of Seller and Shareholder under this Agreement.

     8.13 Due Diligence. Buyer shall be satisfied in all respects with the results of its due diligence review of the Business and its condition, including without limitation customer, vendor, and other third Person relationships and environmental, tort, securities, corporate, product liability, employee benefits, taxation and insurance matters.

     8.14 Employees and Independent Contractors. [Intentionally deleted.]

     8.15 Closing Patentable Property Purchase Agreement. The transactions contemplated under the Patentable Property Purchase Agreement shall have been consummated.

     8.16 Further Assurances. Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.



                                   ARTICLE IX.

                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

     9.1 Representations and Warranties of Buyer and OSI. The representations and warranties of Buyer and OSI contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Seller pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     9.2 Performance of this Agreement. Buyer and OSI shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     9.3 Certificate of Buyer. Seller shall have received a certificate signed by an officer of Buyer and OSI dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 9.1, 9.2, and
9.6 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer and OSI hereunder.

     9.4 Employment Agreement. Buyer shall have executed and delivered the Employment Agreement in substantially the form attached hereto as Exhibits C.

     9.5 Payment of Initial Payment. On the Closing Date, Seller shall have received from Buyer the Initial Payment to be delivered under Section 2.8 hereof.

     9.6 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby. No Government shall have threatened or directed any request for information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transactions to Buyer, to Seller, or to any officer, director, employee or agent of it.

     9.7 Documents. Seller and Shareholder shall have received from Buyer on the Closing Date:

          (a)  The Assignment and Assumption Agreement, duly executed by Buyer.

          (b) A certificate of good standing of Buyer dated within five days of the Closing Date, from the Secretary of State of the State of Delaware.

          (c) A certificate of good standing of OSI dated within five days of the Closing Date, from the Secretary of State of Delaware.

          (d) A copy, certified by the Secretary of Buyer to be true, complete and correct as of the Closing Date, of the certificate or articles of incorporation and bylaws of Buyer and all resolutions, authorizations, consents, approvals and/or ratifications of the directors of Buyer required for the authorization of Buyer to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of Buyer executing any document to be delivered to Seller and shall be deemed a representation and warranty of Buyer under this Agreement.

          (e) A copy, certified by the Secretary of OSI to be true, complete and correct as of the Closing Date, of the certificate of incorporation and bylaws of OSI and all resolutions, authorizations, consents, approvals and/or ratifications of the directors of OSI required for the authorization of OSI to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of OSI executing any document to be delivered to Seller and shall be deemed a representation and warranty of OSI under this Agreement.


     9.8 Closing Patentable Property Purchase Agreement. The transactions contemplated under the Patentable Property Purchase Agreement shall have been consummated.


     9.9 Further Assurances. Seller shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.



                                   ARTICLE X.

                                 INDEMNIFICATION

     10.1 Survival of Representations and Warranties. The representations and warranties of the Parties made in this Agreement or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto shall survive the Closing and shall remain in effect for a period of three years from the Closing Date and shall thereupon terminate and be of no further force and effect; provided, however, that the foregoing shall not apply to representations and warranties under Sections 3.2, 3.8, 3.13, 3.14, 3.27 and 3.34; and provided, further, that this shall not prohibit any claim for Indemnified Losses pursuant to Section 10.2 after such applicable survival period with respect to Indemnified Losses as to which the Indemnifying Party has received notice in accordance with this Article X prior to the expiration of such survival period. The expiration of any representation or warranty made in this Agreement or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto shall not impair or restrict the rights that any Party could assert with respect to any and all remedies at law or in equity in the absence of such representation or warranty. All representations and warranties hereunder shall be deemed to be material and, except as otherwise specifically provided herein, relied upon by the Parties with or to whom the same were made, notwithstanding any investigation or inspection made by or on behalf of such Party or Parties. which shall survive until the expiration of the applicable statute of limitations.

     10.2 Seller's Indemnification.

          (a) Seller and Shareholder hereby jointly and severally agree to hold Buyer, OSI and the shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Buyer Indemnified Persons") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, Liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate plus 2% of Bank of America from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of, or alleged to result from or arise out of:

               (i)   any  breach  or  violation  of  the   representations   and
warranties, of Seller and Shareholder contained in Article III of this Agreement;

               (ii) any breach or violation of the covenants or agreements of Seller contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including the provisions of this Article X;

               (iii) any Liability of Seller not expressly assumed by Buyer hereunder, without regard to the fact that any indemnifiable matter described in this subsection (iii) may have been disclosed in the Schedules or in any documents included or referred to therein or may be otherwise known to Buyer at the date of this Agreement or on the Closing Date;

               (iv) the assertion of any claim by a party to any Contract assumed by Buyer relating to the performance of such Contract to the extent the claim relates to the portion of such Contract completed by Seller prior to the Closing;

               (v) the assertion of any claim by any person related to or arising out of the transactions contemplated in the Agreement of Purchases and Sale of Stock, dated December 31, 2000 between Shareholder and Edward L. Witt;

               (vi) any claim by a present or former employee of Seller (whether under any Law, Contract or otherwise) on account of or for overtime pay prior to the Closing Date,

               (vii) any claim Buyer may have against Shareholder in connection with the Patentable Property Purchase Agreement; and

               (viii)without being limited by the foregoing subsections (i) through (vii) and without regard to whether any one or more of the items listed in this subsection (viii) may be disclosed in the Schedules or otherwise known to Buyer as of the date of this Agreement or on the Closing Date except to the extent of the amounts reflected on the Closing Statement:

                     (A) All Taxes of Seller and Shareholder and Seller's or Shareholder's Liability for its own Taxes or its Liability, if any (for example, by reason of transferee Liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, and fines and penalties and reasonable expenses (including but not limited to reasonable attorneys' fees and expenses) payable with respect to or arising out of any claim or assessment for such Taxes against Buyer or the Purchased Assets, (1) for any taxable period ending on or before the Effective Time, except to the extent such Taxes are reflected as a Tax Liability on the Closing Statement of Net Assets, (2) for any taxable period resulting from a breach of any of the representations or warranties contained in
Section 3.8 hereof, or (3) sustained in a tax period of Buyer ending after the Effective Time arising out of the settlement or other resolution of a proposed tax adjustment which relates to a tax period ending on or before the Effective Time; and

                     (B) Seller's termination of any of its employees prior to the Closing Date, except to the extent the amounts of such Losses are reflected on the Closing Statement.

          (b) The Buyer Indemnified Persons shall not be entitled to recover Indemnified Losses (i) pursuant to Section 10.2(a)(i) (other than for a breach of a representation and warranty in Section 3.2, Section 3.6, Section 3.8,
Section 3.14, Section 3.27 and Section 10.2(a)(iv)) unless such Indemnified Losses exceed $50,000 in the aggregate, but upon reaching such amount, from the first dollar to the full extent of all Indemnified Losses; or (ii) to the extent such Indemnified Losses exceed the aggregate consideration paid for (i)the Purchased Assets as contemplated under Section 2.3 of this Agreement and (ii) the Shareholder Patentable Property as contemplated under Section 2.3 of the Patentable Property Purchase Agreement, once Seller or Shareholder has made payments to or on behalf of Buyer Indemnified Persons with respect to such Indemnified Losses in such amount.

     10.3 Buyer's Indemnification.

          (a) Buyer and OSI hereby agree to hold Seller, Shareholder and their shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Seller Indemnified Persons") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of, or alleged to result from or arise out of: (i) any breach or violation of the representations, warranties, covenants and agreements of Buyer and OSI contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including the provisions of this Article X; or (ii) any Liability of Buyer with respect to the Assumed Liabilities.

          (b) The Seller Indemnified Persons shall not be entitled to recover Indemnified Losses for a breach of a representation or warranty of Buyer or OSI contained in this Agreement unless such Indemnified Losses exceed $50,000 in the aggregate, but upon reaching such amount, from the first dollar to the full extent of all Losses.

     10.4 Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the other Party (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. With respect to claims other than Third Person Claims, the Indemnifying Party shall have 20 calendar days after the Indemnified Party provides notice to the Indemnifying Party to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For purposes of such investigation, the claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon by the claimant to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 20 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall pay the amount of such claim not more than 10 calendar days after agreement. If the Indemnified Party and the Indemnifying Party do no agree within such period (or any mutually agreed upon extension thereof), the Indemnified Party may seek any available legal remedy.

     10.5 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a Person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such Third Person (a "Third Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third Person Claim within 20 calendar days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnify and assume the defense of any such Third Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense thereof.

     10.6 Set-Off  Rights.  Subject to complying with the procedures of Sections
10.4 and/or 10.5, Buyer or OSI shall have the right to seek, in their sole discretion, satisfaction of Indemnified Losses: (a) from Seller or Shareholder or (b) by offsetting Indemnified Losses against any payments due under any "Earn-Out" payment which may be due to pursuant to Section 2.8 of the Patentable Property Purchase Agreement.


                                   ARTICLE XI.

                                  MISCELLANEOUS

     11.1 Assignment; Binding Agreement.

          (a) This Agreement and all or any part of Buyer's rights and obligations hereunder may be assigned by Buyer at any time to any one or more Affiliates of Buyer. Buyer shall cause such Affiliate(s) to perform any of Buyer's obligations hereunder which are assigned to such Affiliate(s).

          (b) Neither this Agreement nor any of Seller's rights or obligations hereunder may be assigned by Seller without Buyer's prior written consent.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and to their respective successors and permitted assigns.

     11.2 Termination  of  Agreement.   This  Agreement  and  the   transactions
contemplated hereby may be terminated prior to the Closing Date only as follows:

          (a)  By mutual consent of Buyer and Seller.

          (b) By either Buyer or Seller if the Closing shall not have occurred on or before May 31, 2001, or such other date, if any, as Buyer and Seller shall agree upon.

          (c)  By Buyer if:

               (i) Either Buyer's or OSI's Board of Directors declines to approve this Agreement and the transaction contemplated hereby, or

               (ii) Buyer determines, in its sole discretion, that the transaction contemplated hereby has become inadvisable or impractical (A) as a result of Buyer's investigation of the Business prior to the Closing or (B) by reason of the institution or threat by any Person, Governmental or otherwise, of any litigation, investigation or proceeding (it being understood and agreed that, without limiting the generality of the foregoing, a written request by Government authorities for information with respect to the proposed transactions may be deemed to be a threat of litigation, investigation or proceedings).

     11.3 Manner and Effect of Termination.

          (a) Any action by Seller to terminate this Agreement and the transactions contemplated hereby, as provided in Section 11.2 hereof, shall be taken by its Board of Directors. Any such action by Buyer shall be taken by its Chairman of the Board, its President or any appropriately authorized officer.

          (b) If this Agreement is terminated pursuant to Section 11.2 hereof without fault of either Party or breach of this Agreement, all obligations of Seller and Buyer hereunder shall terminate, without Liability of Seller to Buyer or of Buyer to Seller. In such event, each Party hereto shall pay all legal and other costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated hereby.

          (c) Nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any Party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

     11.4 Non-Disclosure of Information. Without the prior written consent of Buyer, Seller will not disclose or reveal to any third Person any confidential, non-public or commercially valuable information (a) concerning Buyer to which Seller was exposed in connection with this Agreement or (b) concerning the Business.

     11.5 Bulk Sales. Buyer hereby waives compliance with any applicable State Uniform Commercial Code or other statutory provisions governing bulk sales. Seller agrees to indemnify, defend and hold harmless Buyer from any and all loss, cost or expenses, resulting from the assertion of claims made against the Purchased Assets sold hereunder or against Buyer by creditors of Seller under any bulk sales Law with respect to Liabilities of Seller not assumed by Buyer hereunder, such indemnity to be in accordance with the provisions of Article X hereof, without regard to the limitations contained in Section 10.2(b).

     11.6 Remedies. Nothing contained herein is intended to or shall be construed to limit the remedies which either Party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

     11.7 Entire Agreement and Modification. This Agreement, including the Schedules and Exhibits attached hereto and the documents to be delivered pursuant hereto, constitutes the entire agreement between the Parties. No changes of, modifications of, amendments to, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all Parties hereto.

     11.8 Severability. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     11.9 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed and thereafter transmitted by telecopier, and the telecopier receipt shall constitute an original.

     11.10 Headings; Interpretation. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both Parties have participated substantially in the negotiation of this Agreement, and each Party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

     11.11 Choice of Forum and Governing Law. In light of the parties' interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and the execution of, and the making of, this Agreement in Missouri, the parties agree that: (a) any litigation involving any noncompliance with or breach of this Agreement, or regarding the interpretation, validity and/or enforceability of this Agreement, shall be filed and conducted in the state or federal courts in St. Louis, Missouri; and (b) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

     11.12 Payment of Fees and Expenses. Each Party hereto shall pay all fees and expenses incurred by such Party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including the fees of counsel, accountants and other experts of such Party and any finder's or brokerage fees incurred by such Party.

     11.13 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered (a) personally, (b) by registered or certified mail, postage prepaid, (c) by facsimile transmission (with a copy confirmed by mail) or (d) by overnight delivery service and addressed as set forth below:

          (a)  If to Buyer or OSI:
                 Outsourcing Solutions Inc.
                 390 South Woods Mill Road, Suite 350
                 Chesterfield, MO  63017
                 Attention:  President and CEO
                 Fax: (314) 576-1867

               copy to (which shall not constitute notice):
                 Bryan Cave LLP
                 One Metropolitan Square
                 211 N. Broadway, Suite 3600
                 St. Louis, MO  63102
                 Attention:  Peter D. Van Cleve
                 Fax: (314) 259-2020

          (b)  If to Seller and Shareholder:
                 Pacific Software Consulting, Inc.
                 254 6th Street
                 Seal Beach, California 90740
                 Attention:  Edward F. Lambert

               copy to (which shall not constitute notice):
                 Cheadle & Garrett
                 4041 Macarthur Boulevard
                 Newport Beach, CA 92660
                 Attention:  C. Tucker Cheadle
                 Fax:  (949) 833-1292

Any such notice shall be effective upon receipt. Any Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.


THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES HERETO.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, on the day and year first above written.



PACIFIC SOFTWARE CONSULTING, INC.

By:/s/ Edward F. Lambert
   -----------------------
Name:  Edward F. Lambert
Title:  President


/s/ Edward F. Lambert
--------------------------
Edward F. Lambert


OUTSOURCING SOLUTIONS INC.



By:/s/ Gary L. Weller
   -----------------------
Name:  Gary L. Weller
       -------------------
Title:  EVP-CFO
        -------------------



PACIFIC SOFTWARE CONSULTING, LLC



By:/s/ Eric R. Fencl
   -----------------------
Name:  Eric R. Fencl
       -------------------
Title:  Secretary
        -------------------

                         TABLE OF EXHIBITS AND SCHEDULES

                                    Exhibits

Exhibit A                     Form of Assignment and Assumption Agreement
Exhibit B                     Form of Bill of Sale
Exhibit C                     Form of Employment Agreement for Edward F. Lambert



                                    Schedules

Schedule 1.1(a)               Assumed Liabilities
Schedule 1.1(b)               Excluded Assets
Schedule 2.1                  Allocation of Consideration
Schedule 2.9(a)               Closing Financial Statements Principles
                                and Procedures
Schedule 3.3                  Financial Statements
Schedule 3.4                  Events Subsequent to December 31, 1999
Schedule 3.7                  Undisclosed Liabilities
Schedule 3.10                 Personal Property - Owned
Schedule 3.13                 Trade Names
Schedule 3.14                 Necessary Property and Transfer of
                                Purchased Assets
Schedule 3.16                 Licenses and Permits
Schedule 3.17                 Contracts - Disclosure
Schedule 3.18                 Customer Contracts
Schedule 3.19                 Contracts - Validity
Schedule 3.22                 Directors, Officers, Employees and Consultants
Schedule 3.32                 Insurance Policies
Schedule 3.37                 Service Warranties and Guarantees

                     PATENTABLE PROPERTY PURCHASE AGREEMENT



                                  by and among

                           Outsourcing Solutions Inc.,

                        Pacific Software Consulting, LLC,

                                       and

                               Edward F. Lambert,















                              Dated April 30, 2001

                                TABLE OF CONTENTS

                     PATENTABLE PROPERTY PURCHASE AGREEMENT



SECTION                                                                     PAGE
-------                                                                     ----


ARTICLE I  DEFINITIONS.........................................................1
     Affiliate.................................................................1
     Affiliated Group..........................................................1
     Agreement.................................................................1
     Arbiter...................................................................1
     Asset Purchase Agreement..................................................1
     Business..................................................................1
     Buyer.....................................................................2
     Buyer Indemnified Persons.................................................2
     Closing...................................................................2
     Closing Date..............................................................2
     Closing Payment...........................................................2
     Confidential Information..................................................2
     Contract..................................................................2
     Court.....................................................................2
     Covenant Not to Compete...................................................2
     Dollars...................................................................2
     Earnings..................................................................2
     Earn-Out Payments.........................................................2
     EBITDA....................................................................2
     Effective Time............................................................2
     Employment Agreements.....................................................2
     First Earn-Out Payment....................................................2
     First Payment Period......................................................2
     Government................................................................2
     Indemnified Losses........................................................3
     Indemnified Party.........................................................3
     Indemnifying Party........................................................3
     Intellectual Property.....................................................3
     Law.......................................................................3
     Liabilities...............................................................3
     Lien......................................................................3
     Losses....................................................................3
     OSI.......................................................................3
     Ordinary Course...........................................................3
     Party.....................................................................4
     Patentable Property.......................................................4
     Person....................................................................4
     Plan......................................................................4
     Purchased Assets..........................................................4
     Restricted Period.........................................................4
     Returns...................................................................4
     Second Earn-Out Payment...................................................4
     Second Payment Period.....................................................4
     Seller....................................................................4
     Seller Indemnified Persons................................................4
     Tax Affiliate.............................................................4
     Taxes.....................................................................4
     Third Person..............................................................5
     Third Person Claim........................................................5

ARTICLE II  PURCHASE AND SALE OF ASSETS........................................5
     2.1   Assets to be Purchased..............................................5
     2.2   No Assumed Liabilities..............................................5
     2.3   Consideration.......................................................5
     2.4   Allocation of Consideration.........................................5
     2.5   Closing.............................................................5
     2.6   Deliveries of Seller at the Closing.................................5
     2.7   Deliveries of Buyer at the Closing..................................6
     2.8   Earn-Out Payments...................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER...........................9
     3.1   Corporate Existence and Power of Company............................9
     3.2   Approval and Enforceability of Agreement............................9
     3.3   Undisclosed Liabilities.............................................9
     3.4   Intellectual Property..............................................10
     3.5   Necessary Property and Transfer of Assets..........................10
     3.6   Notice of Violation................................................11
     3.7   No Breach of Law or Governing Document.............................11
     3.8   Litigation and Arbitration.........................................11
     3.9   Broker's Fees......................................................11
     3.10  Truthfulness.......................................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER............................11
     4.1   Corporate Existence of Buyer.......................................11
     4.2   Approval of Agreement..............................................12
     4.3   No Breach of Articles or Indentures................................12
     4.4   Broker's Fees......................................................12

ARTICLE V COVENANTS CONCERNING SELLER.........................................12
     5.1   Operation of the Business..........................................13
     5.2   Preservation of Business...........................................13
     5.3   Full Access........................................................13
     5.4   Governmental Filings...............................................13

ARTICLE VI OTHER AGREEMENTS...................................................13
     6.1   Tax Matters........................................................13

ARTICLE VII COVENANT NOT TO COMPETE...........................................14
     7.1   Covenant Not to Compete............................................14
     7.2   Employees..........................................................15
     7.3   Confidentiality....................................................15
     7.4   Remedies...........................................................15
     7.5   Permitted Exceptions...............................................15

ARTICLE VIII CONDITIONS TO BUYER'S OBLIGATIONS................................16
     8.1   Representations and Warranties of Seller...........................16
     8.2   Approval by Buyer's Board..........................................16
     8.3   Performance of this Agreement......................................16
     8.4   No Material Adverse Change and No Extraordinary Distributions......16
     8.5   Certificate of Seller..............................................16
     8.6   Employment Agreements..............................................16
     8.7   No Lawsuits........................................................16
     8.8   No Restrictions....................................................17
     8.9   Consents...........................................................17
     8.10  Releases...........................................................17
     8.11  Documents..........................................................17
     8.12  Closing Asset Purchase Agreement...................................17
     8.13  Further Assurances.................................................17

ARTICLE IX CONDITIONS TO SELLER'S OBLIGATIONS.................................17
     9.1   Representations and Warranties of Buyer and OSI....................17
     9.2   Performance of this Agreement......................................18
     9.3   Certificate of Buyer...............................................18
     9.4   Payment of Closing Payment.........................................18
     9.5   No Lawsuits........................................................18
     9.6   Documents..........................................................18
     9.7   Closing Asset Purchase Agreement...................................19
     9.8   Further Assurances.................................................19

ARTICLE X INDEMNIFICATION.....................................................19
     10.1  Survival of Representations and Warranties.........................19
     10.2  Seller's Indemnification...........................................19
     10.3  Buyer's Indemnification............................................20
     10.4  Notice of Claim....................................................21
     10.5  Right to Contest Claims of Third Persons...........................21
     10.6  Set-Off Rights.....................................................22

ARTICLE XI MISCELLANEOUS......................................................22
     11.1  Assignment; Binding Agreement......................................22
     11.2  Termination of Agreement...........................................22
     11.3  Manner and Effect of Termination...................................23
     11.4  Non-Disclosure of Information......................................23
     11.5  Bulk Sales.........................................................23
     11.6  Remedies...........................................................23
     11.7  Entire Agreement and Modification..................................24
     11.8  Severability.......................................................24
     11.9  Counterparts.......................................................24
     11.10 Headings; Interpretation...........................................24
     11.11 Choice of Forum and Governing Law..................................24
     11.12 Payment of Fees and Expenses.......................................24
     11.13 Notices............................................................24

                     PATENTABLE PROPERTY PURCHASE AGREEMENT

     THIS PATENTABLE PROPERTY PURCHASE AGREEMENT (the "Agreement") is made as of this 30th day of April, 2001, by and among, on one hand, Outsourcing Solutions Inc., a Delaware corporation ("OSI") and Pacific Software Consulting, LLC, a Delaware limited liability company owned by OSI ("Buyer"), and on the other hand, Edward F. Lambert ("Seller"). Certain defined terms are set forth in
Article I.


                                    RECITALS

     A. Buyer desires to purchase from Seller the Patentable Property on the following terms and conditions;

     B. Seller desires to sell to Buyer the Patentable Property on the following terms and conditions; and

     C. Simultaneously with the Closing, Buyer will purchase certain assets from Pacific Software Consulting, Inc., a California corporation ("Company"), pursuant to the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, the Parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

"Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

     "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

     "Agreement" has the meaning set forth in the Preamble.

     "Arbiter" means the individual appointed under Section 2.8(c).

     "Asset Purchase Agreement" means the Asset Purchase Agreement, dated the date hereof, among OSI, Buyer, Pacific Software Consulting, Inc., as seller, and Edward F. Lambert, shareholder.

     "Business" means the business and operations of Company including without limitation the business generally conducted under the trade name "Pacific Software Consulting, Inc."

     "Buyer" has the meaning set forth in the Preamble.

     "Buyer Indemnified Persons" has the meaning set forth in Section 10.2(a).

     "Closing" means the consummation of the transactions contemplated by this Agreement.

     "Closing Date" means April 30, 2001 or, if the conditions to the Closing are not by then satisfied, on such date within three business days following satisfaction of such conditions (other than conditions to be satisfied at the Closing according to the terms thereof).

     "Closing Payment" means Three Million Nine Hundred Seventy One Thousand Two Hundred Fifty Dollars ($3,971,250).

     "Confidential Information" has the meaning set forth in Section 7.3.

     "Contract" means any contract, agreement, arrangement, understanding, lease, indenture, evidence of indebtedness, binding commitment or instrument, purchase order or offer, written or oral, entered into or made by or on behalf of Company, or to which Company is a party or by which it or its property is bound.

     "Court" means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

     "Covenant  Not to Compete"  means the  obligations  of Seller under Article
VII.

     "Dollars" or "$" means United States Dollars.

     "Earnings" shall mean earnings of Buyer for purposes of calculating the Earn-Out Payments (and, in the case of the First Payment Period, earnings of the Company from January 1, 2001 until the Effective Time).

     "Earn-Out Payments" has the meaning set forth in Section 2.8(d).

     "EBITDA" has the meaning set forth in Section 2.8(a).

     "Effective Time" means as of 11:59 p.m. on April 30, 2001.

     "Employment Agreement" means the form of employment and non-competition agreement set forth as Exhibit C to the Asset Purchase Agreement.

     "First Earn-Out Payment" has the meaning set forth in Section 2.8(a).

     "First Payment Period" has the meaning set forth in Section 2.8(a).

     "Government" means the United States of America, any other nation or sovereign state, any federal, bilateral or multilateral governmental authority, any state, possession, territory, county, district, municipality, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

     "Indemnified Losses" has the meaning set forth in Section 10.2(a).

     "Indemnified Party" has the meaning set forth in Section 10.4.

     "Indemnifying Party" has the meaning set forth in Section 10.4.

     "Intellectual Property" means all of the following (in whatever form or medium) which are used, owned by or licensed to Seller in connection with the
Business: (a) patents and patent applications, (b) copyrights and registrations thereof, (c) mask works and registrations and applications for registration thereof, (d) computer software (whether in source code or object code), data and documentation, (e) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, works-for-hire, firmware, programs, know-how, manufacturing and productions processes and techniques, research and development information, inventions, discoveries, projections, analyses, market studies, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, proprietary prospect lists, and customer and supplier lists and information, (f) trademarks, service marks, trade names, corporate names, domain names and applications and registrations therefor and (g) other proprietary rights relating to any of the foregoing.

     "Law" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order or injunction of any Government, quasi-governmental authority or Court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

     "Liabilities" means all liabilities and/or obligations, whether or not required to be reflected on the financial statements of a business.

     "Lien" means any lien, security interest, mortgage, option, lease, tenancy, occupancy, covenant, condition, easement, agreement, hypothecation, restriction, pledge, charge, claim or other encumbrance of every kind and nature.

     "Losses" has the meaning set forth in Section 10.2(a).

     "OSI" has the meaning set forth in the Preamble.

     "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations customarily engaged in by such Business consistent with past practices, and specifically does not include (a) activity
(i) involving the purchase or sale of a business or of any product line or business unit, (ii) involving modification or adoption of any Plan or (iii) which requires approval by the board of directors or shareholders of an entity engaged in a business or (b) the incurrence of any Liability for any tort or any breach or violation of or default under any Contract or any Law.

     "Party" means any of Buyer, OSI or Seller and "Parties" means all of them.

     "Patentable Property" means the Intellectual Property set forth on Schedule 3.4, all of which shall be transferred to Buyer pursuant to this Agreement.

     "Person" means any natural person; any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company or other legal entity; and any Government.

     "Plan" means any agreement, arrangement, plan or policy, qualified or non-qualified, whether or not considered legally binding, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare or incentive plan; or (b) welfare or "fringe" benefits, including without limitation any voluntary employees' beneficiary associations or related trusts, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, income tax preparation, sick leave, maternity, paternity or family leave, child care or other benefits; or (c) any employment, consulting, engagement or retainer agreement or arrangement.

     "Purchased Assets" has the meaning set forth in Asset Purchase Agreement.

     "Restricted Period" has the meaning set forth in Section 7.1(a).

     "Returns" means returns, reports, estimated tax and informational statements and returns relating to Taxes which are, were or will be required by Law to be filed by Seller or other Tax Affiliate of Seller in connection with the Business, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes or Plans. Any one of the foregoing Returns may be referred to sometimes as a "Return."

     "Second Earn-Out Payment" has the meaning set forth in Section 2.8(b).

     "Second Payment Period" has the meaning set forth in Section 2.8(b).

     "Seller" has the meaning set forth in the Preamble.

     "Seller Indemnified Persons" has the meaning set forth in Section 10.3(a).

     "Tax Affiliate" means any member of an Affiliated Group of which Seller is or was a member, or any member of a combined or unitary group of which Seller is or was a member.

     "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, gross receipts, profits, windfall profit, employment (including Social Security, state pension plans and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or dispute thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."

     "Third Person" has the meaning set forth in Section 10.5.

     "Third Person Claim" has the meaning set forth in Section 10.5.


                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     2.1 Assets to be Purchased. Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Seller agrees to sell to Buyer, free and clear of all Liens, all right, title and interest of Seller to and in all of the Patentable Property.

     2.2 No Assumed Liabilities. PURSUANT TO THIS AGREEMENT, NEITHER BUYER NOR ANY AFFILIATE OF BUYER ASSUMES OR AGREES TO BECOME LIABLE FOR OR SUCCESSOR TO ANY LIABILITIES OR OBLIGATIONS WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, WHETHER OF SELLER, ANY AFFILIATE OF SELLER, ANY PREDECESSOR THEREOF, OR ANY OTHER PERSON, OR OF THE BUSINESS. NO OTHER STATEMENT IN OR PROVISION OF THIS AGREEMENT AND NO OTHER STATEMENT, WRITTEN OR ORAL, ACTION OR FAILURE TO ACT INCLUDES OR CONSTITUTES ANY SUCH ASSUMPTION OR AGREEMENT, AND ANY STATEMENT TO THE CONTRARY BY ANY PERSON IS UNAUTHORIZED AND HEREBY DISCLAIMED.

     2.3 Consideration. The consideration for the Patentable Property shall be the aggregate of (a) the Closing Payment and (b) the Earn-Out Payments, if any, contingent upon the productivity and use of such property provided for in
Section 2.8.

     2.4  Allocation of Consideration. The consideration provided for in Section
2.3 shall be allocated among the Patentable Property and Covenant Not to Compete as provided in Schedule 2.4 hereto. Such allocation shall be prepared in accordance with Section 1060 of the Code.

     2.5 Closing. The Closing shall take place at 10:00 a.m. on the Closing Date or such other time as the Parties agree at the offices of Bryan Cave LLP, 211 N. Broadway, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102.

     2.6 Deliveries of Seller at the Closing. At the Closing, subject to the conditions to Seller's obligations in Article IX, Seller shall execute and deliver or cause to be delivered the documents identified in Article VIII.

     2.7 Deliveries of Buyer at the Closing. At the Closing, subject to the conditions to the Buyer's obligations in Article VIII, Buyer shall (a) execute and deliver or cause to be delivered the documents identified in Article IX and
(b) transfer the Closing Payment by wire transfer of immediately-available funds to an account or accounts designated by Seller not less than two business days before the Closing Date.

     2.8  Earn-Out Payments.

          (a) If the Company and Buyer achieve Earnings before interest expense, Taxes, depreciation and amortization, each item determined in accordance with GAAP consistently applied ("EBITDA"), in excess of $1,500,000, for the period beginning as of the first day January 2001 and continuing for 12 full months thereafter (the "First Payment Period") (that is, the aggregate of (i) EBITDA for the Company from January 1, 2001 until the Effective Time and
(ii) EBITDA for Buyer from the Effective Time until December 31, 2001), Buyer will pay Seller in cash the amount set forth opposite the EBITDA obtained by Company and Buyer for the First Payment Period in the following table (the "First Earn-Out Payment"):

Category   EBITDA for the First Payment Period        First Earn-Out Payment
--------   -----------------------------------        ----------------------

   I           $1,500,001 - $2,500,000             Two  (2)  times  the   amount
                                                   by  which  the EBITDA exceeds
                                                   $1,500,000  (for  amounts  up
                                                   to $2,500,000 of EBITDA)
   II        Equals or exceeds $2,500,001          One  (1)  times  the   amount
                                                   by which  the EBITDA  exceeds
                                                   $2,500,000, plus  the  amount
                                                   determined for Category I

          (b) If Buyer achieves EBITDA in excess of $1,000,000, for the period beginning as of the first day January 2002 and continuing for 6 full months thereafter (the "Second Payment Period"), Buyer will pay Seller in cash the amount set forth opposite the EBITDA obtained by Buyer for the Second Payment Period in the following table (the "Second Earn-Out Payment"):

Category  EBITDA for the Second Payment Period      Second Earn-Out Payment
--------  ------------------------------------      -----------------------

   I           $1,000,001 - $2,000,000           Two and  one half  (2.5)  times
                                                 the amount by  which the EBITDA
                                                 exceeds $1,000,000 (for amounts
                                                 up to $2,000,000 of EBITDA)
   II        Equals or exceeds $2,000,001        One  (1) times  the  amount  by
                                                 which    the   EBITDA   exceeds
                                                 $2,000,000,  plus   the  amount
                                                 determined for Category I



          (c) Earnings shall be determined for purposes of this Agreement with the earn-out principles and procedures set forth on Schedule 2.8.

          (d) To the extent OSI determines an First or Second Earn-Out Payment (collectively, the First Earn-Out Payment and the Second Earn-Out Payment are the "Earn-Out Payments" and individually, an "Earn-Out Payment") is due to Seller, Buyer will pay (and OSI will cause Buyer to pay) to Seller a preliminary payment of such Earn-Out Payment due pursuant to Section 2.8(a) or 2.8(b) on the date Buyer submits its preliminary determination to Seller pursuant to Section 2.8(e). Buyer shall pay any additional payments required pursuant to Section 2.8(a) or 2.8(b) promptly following the final and binding determination, pursuant to this Agreement, of the applicable Earn-Out Payment for the applicable Payment Period. To the extent the amount of any Earn-Out Payment is less than the preliminary payment previously paid for the applicable Payment Period, Seller shall refund the amount in excess to Buyer promptly following the final and binding determination, pursuant to this Agreement, of the applicable Earn-Out Payment.

          (e) The determination of the amount of the applicable Earn-Out Payment shall be determined by OSI promptly after the completion of the applicable Payment Period based on the financial statements of Buyer for the applicable Payment Period (and, in the case of the First Payment Period, the financial statements of the Company from January 1, 2001 through the Effective
Time). The determination of the amount of any Earn-Out Payment shall be submitted to Seller within 60 calendar days after end of the applicable Payment Period. After such submission and upon request of Seller, OSI will provide Seller with reasonable access to its records relating to the determination of the amount of the applicable Earn-Out Payment. If Seller does not object to the determination by OSI of the applicable Earn-Out Payment by written notice of objection (the "Notice of Objection") delivered to OSI within 20 calendar days after receipt by Seller of such determination, the proposed Earn-Out Payment shall be deemed final and binding. If Seller delivers a Notice of Objection to the determination of an Earn-Out Payment within the appropriate time period, such Notice of Objection to describe in reasonable detail Seller's proposed adjustments to the proposed determination of the applicable Earn-Out Payment, Seller and OSI shall negotiate in good faith to resolve any differences. During such negotiation, Seller shall have the right to demand an audit and examination of the applicable financial statements of Buyer, which shall be conducted at OSI's sole cost and expense. Such audit shall be conducted as soon as practicable after written demand by Seller and, upon completion, delivered to Seller ("Audit Delivery Date"). If after 15 calendar days following such notice any of the Audit Delivery Date (or, if Seller waives or fails to exercise the right to cause an audit to be conducted, 30 calendar days after delivery of the Notice of Objection) have not been resolved (the "Disputed Matters"), then such Disputed Matters shall be submitted to arbitration in Chicago, Illinois. A partner in Ernst & Young LLP, certified public accountants (the "Arbiter") shall consider only the Disputed Matters, and the arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect. If Ernst & Young LLP is the auditor for OSI and its subsidiaries (or is providing a material amount of consulting services to OSI and its subsidiaries) at the time of the dispute, the Parties will mutually agree upon another nationally recognized accounting firm to serve as Arbiter. The Arbiter shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the Parties hereto and shall not be appealable to any court. The Arbiter shall render an opinion in writing setting forth the basis of its decision on the Disputed Matters. Each Party shall pay all costs and expenses incurred by such Party incident to the arbitration, provided the costs and expenses of the Arbiter shall be shared equally by Seller and OSI. Any portion of an Earn-Out Payment that is affected by the Disputed Matter shall not be distributed until the resolution of the Disputed Matter, and upon such resolution any increase in the applicable
Earn-Out Payment shall be distributed to Seller, or any decrease in the applicable Earn-Out Payment shall be repaid to OSI by Seller.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby makes the following representations and warranties, each of which Seller represents and warrants is true and correct on the date hereof and shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby pursuant to Section 10.1.

     3.1  Corporate Existence and Power of Company.

          (a) Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation.

          (b) Company has the corporate power and authority to own and use its assets and to transact the business in which it is engaged, holds all franchises, licenses, permits necessary and required therefor, is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required. Company has the corporate power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

     3.2  Approval and Enforceability of Agreement.

          (a) Seller has the full power, legal right and capacity to enter into and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Assuming due execution and delivery hereof by Buyer, this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the Court before which any proceeding therefor may be brought.

     3.3  Undisclosed  Liabilities.  In  connection  with the  Business  and the
Patentable Property, Seller has no Liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and, there is no basis for any claim against Seller for any such Liability except to the extent set forth on Schedule 3.3.

     3.4  Intellectual Property.

          (a) Seller does not own or use any Intellectual Property other than the Patentable Property. Schedule 3.4 contains a true and accurate description of the Patentable Property in the form of a draft business method patent application (the "Application"). There are no all licenses or other rights granted by any Seller to any third party with respect to any item of the Patentable Property.

          (b) Seller represents and warrants as follows: (i) the Patentable Property along with the related goodwill and the Trade Names (as defined in the Asset Purchase Agreement) encompasses all proprietary rights necessary or desirable for the conduct of the Business as presently conducted or proposed to be conducted (in each case free and clear of all Liens); (ii) Seller has good and marketable title to the Patentable Property free and clear of all Liens and, to Seller's knowledge, Seller has taken all actions necessary to maintain and protect the Patentable Property; (iii) there has been no claim made against Seller or Company asserting the invalidity, misuse or unenforceability of the Patentable Property or challenging Seller's right to use or ownership of the Patentable Property, and there are no grounds for any such claim or challenge;
(iv) Seller is not aware of any infringement or misappropriation of the Patentable Property or of any facts raising a likelihood of infringement or misappropriation; (v) Seller's use of the Patentable Property has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vi) no loss of the Patentable Property is threatened, pending or reasonably foreseeable; and (vii) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish the Patentable Property.

     3.5 Necessary Property and Transfer of Assets. The Purchased Assets, the Assumed Liabilities (as defined in the Asset Purchase Agreement) and the Patentable Property constitute all the property and property rights now used, useful or necessary for the conduct of the Business in the manner and to the extent presently conducted by the Company and Seller. No consent is necessary to, and there exists no restriction on, the transfer of the Patentable Property to Buyer. There exists no condition, restriction or reservation affecting the title to or utility of the Patentable Property which would prevent Buyer from utilizing the Patentable Property, or any part thereof, to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Patentable Property shall be vested in Buyer free and clear of all taxes and Liens. Seller does not represent and warrant, or provide any other assurance, that the patent application will result in the issuance of a business method patent in accord with the patent application; and, if such patent is issued, that it will be enforceable in accord with its terms. After the Closing, Buyer shall, in its sole discretion, determine whether and in what form to file the Application with the U.S. Patent and Trademark Office ("PTO") and, if it so determines to file the Application with the PTO, Buyer be responsible for any prosecution and related fees and costs incurred by Buyer in connection with such filing. Seller understands that, if it so determines to file the Application with the PTO, such business method patent may not ultimately issue with the result that Buyer may have to rely solely on such other rights as may be available under applicable state and federal law.


     3.6 Notice of Violation. No notice of any violation of any Law relating to the Patentable Property has been received by Seller.

     3.7 No Breach of Law or Governing Document. In connection with the Patentable Property, Seller has complied with and is not in default under or in breach or violation of, (a) any applicable Law of any Government body or (b) any franchise or license. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder does or will constitute or result in any such default, breach or violation. No government permits or consents are necessary to effect the transactions contemplated hereby.

     3.8 Litigation and Arbitration. There is no suit, claim, action or proceeding now pending or threatened before any Court, nor or there any grounds therefor, to which Seller is a party or which may result in any Order, Liability, or other determination which will, or could, have any adverse effect upon the Patentable Property or upon the business, condition (financial or otherwise) or operations of the Business. No such Order has been entered against Seller, nor has any such Liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any Court which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement.

     3.9 Broker's Fees. Neither Seller nor Company has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     3.10 Truthfulness. No representation or warranty of Seller herein and no statement or certificate furnished or to be furnished by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and OSI hereby make the following representations and warranties, each of which is true and correct on the date hereof and except for changes expressly permitted by this Agreement, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the sale contemplated hereby pursuant to Section 10.1.

     4.1 Corporate Existence of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the power and authority to own and use its properties and to transact the business in which it is engaged. OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OSI has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

     4.2  Approval of Agreement.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action of Buyer and OSI, and such authorization and approval have not been revoked. Pursuant to such authorization and approval, each of Buyer and OSI has full power and authority to enter into this Agreement, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby.

          (b) Assuming due execution and delivery hereof by Seller, this Agreement is the legal, valid and binding obligation of each Buyer and OSI, enforceable against each according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the Court before which any proceeding therefor may be brought.

          (c) Neither Buyer nor OSI is required to obtain any third party contractual consents to effect the transactions contemplated hereby

     4.3 No Breach of Articles or Indentures. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of, or constitute a default under any material indenture, evidence of indebtedness or other commitment to which Buyer or OSI is a party or by which either is bound, which breach or default would have a material adverse effect on OSI and its subsidiaries, taken as a whole. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of the charter documents of Buyer or the certificate of incorporation or by-laws of OSI.

     4.4 Broker's Fees. Neither Buyer nor OSI has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V

                           COVENANTS CONCERNING SELLER

     Seller covenants and agrees with Buyer that:

     5.1 Operation of the Business. Without the prior written consent of Buyer, Seller will not:

          (a) Enter into any Contract or engage in any transaction related to the Patentable Property.

          (b)  Sell or dispose of or encumber any Patentable Property.

          (c) Take any action or incur any Liability or obligation which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any Schedule hereto.

     5.2  Preservation  of  Business.   Company  shall  carry  on  the  Business
diligently and substantially in the same manner as heretofore conducted.

     5.3 Full Access. Representatives of Buyer shall have full access at all reasonable times to all premises, properties, books, records, Contracts, tax records and documents of Seller relating to the Patentable Property, and Seller will furnish to Buyer any information in respect of the Patentable Property as Buyer may from time to time request. Such examination and investigation by Buyer shall not affect the warranties and representations of Seller contained in this Agreement.

     5.4 Governmental Filings Seller will cooperate with Buyer in making, as soon as practicable following the execution hereof, all filings required by any Government in connection with the transactions contemplated by this Agreement. All information provided by Seller in connection with such filings will be true, accurate and complete and will comply with all applicable Laws.


                                   ARTICLE VI

                                OTHER AGREEMENTS

     6.1  Tax Matters.

          (a) Seller shall pay all applicable sales, use or other similar transfer Taxes that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Patentable Property hereunder, whether levied on Buyer, the Patentable Property or Seller. Seller, in the case of the Patentable Property, shall prepare, subject to Buyer's reasonable approval, and file any Returns required in respect of such Taxes.

          (b) All personal property, ad valorem and any other local or state Taxes relating to the Patentable Property or the Business which shall be accrued but unpaid as of the Effective Time, or which shall be paid as of the Effective Time but relate in whole or in part to periods after the Effective Time, shall be prorated to the Effective Time and shall be reflected on the Closing Balance Sheet. Any such prorated Taxes which may be ultimately assessed after the Effective Time shall be paid by Seller to Buyer or Buyer to Seller, as the case may be, within thirty days of such determination.

          (c) Seller and Buyer shall allocate Buyer's purchase of the Patentable Property pursuant to Section 1060 of the Code and other applicable Laws in a consistent manner and shall take no position contrary thereto and file the appropriate Form 8594, attached as Schedule 6.1 with their respective income tax returns. To the extent Buyer determines that a Form 1099 should be sent to Seller, it shall be only on Form 1099-B with respect to the Internal Revenue with no filing being made in Missouri; and, Seller and Buyer shall not take any contrary income tax positions. If the classes for Form 8594 are changed then the consideration shall be allocated as required for such new classes.

          (d) Seller agrees to furnish or cause to be furnished, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Patentable Property as is reasonably necessary for the preparation of any Return for Taxes, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid.

          (e) Seller, upon request, shall use its reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.


                                   ARTICLE VII

                             COVENANT NOT TO COMPETE

     7.1  Covenant Not to Compete.

          (a) As a further inducement to Buyer to purchase the Patentable Property and to enter into the transactions contemplated under the Asset
Purchase Agreement, Seller agrees that for the period from the Closing Date until the expiration of six years from the Closing Date (the "Restricted Period"), Seller will not, directly or indirectly: (i) engage in or in any way own, manage, operate, control or otherwise advise or assist or be actively connected with any enterprise which engages in, or otherwise carries on, any business activity in the United States of America which is in competition with the Business or any business in which OSI and its subsidiaries are engaged; or
(ii) solicit or accept business from, or provide competitive products or services to, any customers (whether or not such Persons have done business with Company once or more than once) or accounts of Company (prior to the Closing
Date) or Buyer (after the Closing Date).

          (b) It is expressly understood and agreed that although Seller and Buyer consider the restrictions contained in this Section to be reasonable in the context in which made, if a final judicial determination is made that the time, territory, scope or any other restriction contained in this Section is unreasonable or otherwise unenforceable, neither this Agreement nor the provisions of this Section shall be rendered void, but shall be deemed amended to apply as to such maximum scope, time and territory and to such other extent as such Court may judicially determine or indicate to be reasonable, and as so modified, the restrictions contained in this Section shall be binding and enforceable.

     7.2 Employees. Seller agrees that during the Restricted Period neither it nor its successors or assigns will hire any Person who is or shall be in the employ or service of Company prior to the Closing Date, and whom Buyer intends to employ, or seek to entice, induce or in any manner influence any such employee to leave his or her employment or not accept or continue in such employment.

     7.3 Confidentiality. Seller will not at any time disclose to any Person other than Buyer or use any "Confidential Information" (as hereinafter defined) owned, possessed, licensed or used by or relating to the Business, whether or not such information is embodied in writing or other physical form. For purposes of this Agreement, the phrase "Confidential Information" means all trade names, trademarks, service marks, patents and trade secrets and any and all other information not publicly available which relates to specific matters concerning the Business, such as, without limiting the generality of the foregoing, engineering, design, manufacturing, maintenance and repair information; computer software and programs; component sourcing and supply information; identities of suppliers, customers and contractors; product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. Seller recognizes and agrees that all documents and objects containing any Confidential Information, whether developed by Seller, Company or by someone else for Seller, will after the Closing Date become the exclusive property of Buyer.

     7.4 Remedies. Because the breach or anticipated breach of the restrictive covenants provided for in this Article VII will result in immediate and irreparable harm and injury to Buyer, for which it will not have an adequate remedy at law, Seller agrees that Buyer shall be entitled to relief in equity to temporarily, preliminarily and/or permanently enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which Buyer may be entitled. Should such action be taken and an injunction issued, Buyer shall be entitled to reimbursement of attorneys' fees and costs incurred.

     7.5 Permitted Exceptions. Nothing contained herein shall restrict Seller from (A) owning two percent (2%) or less of the corporate securities of any Person in competition with the Business which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., if such Person has no other connection or relationship, direct or indirect, with the issuer of such securities or (B) providing systems consulting services to non-financial services entities provided such systems consulting shall not directly or indirectly involve accounts receivable management..

                                  ARTICLE VIII.

                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

     8.1 Representations and Warranties of Seller . The representations and warranties of Seller contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Buyer pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     8.2  Approval  by  Buyer's  and  OSI's  Boards.   This  Agreement  and  the
transactions contemplated hereby shall have been approved by or under the authority of Buyer's and OSI's respective Boards of Directors.

     8.3 Performance of this Agreement. Seller shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     8.4 No Material Adverse Change and No Extraordinary Distributions. There shall have been no material adverse change, actual or threatened, in the Business (including the Patentable Property), whether or not covered by insurance, as a result of any cause whatsoever.

     8.5 Certificate of Seller . Buyer shall have received a certificate signed by Seller dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.7, 8.8, 8.9, and 8.10 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Seller under this Agreement.

     8.6 Employment Agreement. Edward F. Lambert shall have executed and delivered an Employment Agreement in substantially the form attached as Exhibit C to the Asset Purchase Agreement.

     8.7. No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against Seller not disclosed on the Schedules hereto. No Government shall have threatened or directed any request for information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transactions to Buyer, to Seller, or to any officer, director, employee or agent of them.

     8.8 No Restrictions. There shall exist no conditions, restrictions or reservations affecting the title to or utility of the Patentable Property which would prevent Buyer from occupying and utilizing the Patentable Property, or any part thereof, to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place.

     8.9 Consents. All consents and approvals necessary to ensure that Buyer will continue to have the same full rights in respect to the Patentable Property as Seller had immediately prior to the consummation of the transactions contemplated hereunder shall have been obtained.

     8.10 Releases. At or prior to the Closing Date, Seller shall have delivered to Buyer the written release of all Liens relating to the Patentable Property, executed by the holder of or parties to each such Lien. The releases shall be reasonably satisfactory in substance and form to Buyer and its counsel.

     8.11 Documents. Buyer shall have received from Seller on the Closing Date the Assignment to Buyer of the Patentable Property in the form of Exhibit A hereto, duly executed by Seller.

     8.12 Closing Asset Purchase Agreement. The transactions contemplated under the Asset Purchase Agreement shall have been consummated.

     8.13 Further Assurances. Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                   ARTICLE IX.

                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

     9.1 Representations and Warranties of Buyer and OSI. The representations and warranties of Buyer and OSI contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Seller pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     9.2 Performance of this Agreement. Buyer and OSI shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     9.3 Certificate of Buyer. Seller shall have received a certificate signed by an officer of Buyer and OSI dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 9.1, 9.2, and
9.5 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer and OSI hereunder.

     9.4 Payment of Closing Payment. On the Closing Date, Seller shall have received from Buyer the Closing Payment to be delivered under Section 2.6 hereof.

     9.5 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby. No Government shall have threatened or directed any request for information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transactions to Buyer, to Seller, or to any officer, director, employee or agent of it.

     9.6  Documents. Seller shall have received from Buyer on the Closing Date:

          (a) A certificate of good standing of Buyer dated within five days of the Closing Date, from the Secretary of State of the State of Delaware.

          (b) A certificate of good standing of OSI dated within five days of the Closing Date, from the Secretary of State of Delaware.

          (c) A copy, certified by the Secretary of Buyer to be true, complete and correct as of the Closing Date, of the certificate or articles of incorporation and bylaws of Buyer and all resolutions, authorizations, consents, approvals and/or ratifications of the directors of Buyer required for the authorization of Buyer to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of Buyer executing any document to be delivered to Seller and shall be deemed a representation and warranty of Buyer under this Agreement.

          (d) A copy, certified by the Secretary of OSI to be true, complete and correct as of the Closing Date, of the certificate of incorporation and bylaws of OSI and all resolutions, authorizations, consents, approvals and/or ratifications of the directors of OSI required for the authorization of OSI to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of OSI executing any document to be delivered to Seller and shall be deemed a representation and warranty of OSI under this Agreement.


     9.7 Closing Asset Purchase Agreement. The transactions contemplated under the Asset Purchase Agreement shall have been consummated.


     9.8  Further  Assurances.   Seller   shall  have   received   such  further
instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                   ARTICLE X.

                                 INDEMNIFICATION

     10.1 Survival of Representations and Warranties. The representations and warranties of the Parties made in this Agreement or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto shall survive the Closing and shall remain in effect for a period of three years from the Closing Date and shall thereupon terminate and be of no further force and effect; provided, however, that the foregoing shall not apply to representations and warranties under Sections 3.2, 3.4 and 3.5; and provided, further, that this shall not prohibit any claim for Indemnified Losses pursuant to Section 10.2 after such applicable survival period with respect to Indemnified Losses as to which the Indemnifying Party has received notice in accordance with this Article X prior to the expiration of such survival period. The expiration of any representation or warranty made in this Agreement or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto shall not impair or restrict the rights that any Party could assert with respect to any and all remedies at law or in equity in the absence of such representation or warranty. All representations and warranties hereunder shall be deemed to be material and, except as otherwise specifically provided herein, relied upon by the Parties with or to whom the same were made, notwithstanding any investigation or inspection made by or on behalf of such Party or Parties. which shall survive until the expiration of the applicable statute of limitations.

     10.2 Seller's Indemnification.

          (a) Seller agrees to hold Buyer, OSI and the shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Buyer Indemnified Persons") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, Liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate plus 2% of Bank of America from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of, or alleged to result from or arise out of:

               (i)   any  breach  or  violation  of  the   representations   and
warranties, of Seller contained in Article III of this Agreement;

               (ii) any breach or violation of the covenants or agreements of Seller contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including the provisions of this Article X;

               (iii) any Liability of Seller, without regard to the fact that any indemnifiable matter described in this subsection (iii) may have been disclosed in the Schedules or in any documents included or referred to therein or may be otherwise known to Buyer at the date of this Agreement or on the Closing Date;

               (iv) the assertion of any claim by any person related to or arising out of the transactions contemplated in the Agreement of Purchases and Sale of Stock, dated December 31, 2000 between Seller and Edward L. Witt;

               (v) any claim Buyer may have against Company or Seller in connection with the Asset Purchase Agreement; and

               (vi) without being limited by the foregoing subsections (i) through (v) and without regard to whether any one or more of the items listed in this subsection (vi) may be disclosed in the Schedules or otherwise known to Buyer as of the date of this Agreement or on the Closing Date: all Taxes of Seller and Seller's Liability for its own Taxes or its Liability, if any (for example, by reason of transferee Liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, and fines and penalties and reasonable expenses (including but not limited to reasonable attorneys' fees and expenses) payable with respect to or arising out of any claim or assessment for such Taxes against Buyer or the Patentable Property, (1) for any taxable period ending on or before the Effective Time or (2) sustained in a tax period of Buyer ending after the Effective Time arising out of the settlement or other resolution of a proposed tax adjustment which relates to a tax period ending on or before the Effective Time.

          (b) The Buyer Indemnified Persons shall not be entitled to recover Indemnified Losses to the extent such Indemnified Losses exceed the aggregate consideration paid for (i) the Patentable Property as contemplated under Section
2.3 of this  Agreement  and (ii) the  Purchased  Assets  as  contemplated  under
Section 2.3 of the Asset Purchase Agreement, once Seller has made payments to or on behalf of Buyer Indemnified Persons with respect to such Indemnified Losses in such amount.

     10.3 Buyer's Indemnification. Buyer and OSI hereby agree to hold Seller and his Affiliates, successors, assigns and agents of each of them (collectively, the "Seller Indemnified Persons") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of, or alleged to result from or arise out of: (i) any breach or violation of the representations, warranties, covenants and agreements of Buyer and OSI contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including the provisions of this Article X and (ii) any default in making payment in which case Seller may pursue any remedies with Buyer and OSI concurrently without first exhausting any remedies against Buyer.

     10.4 Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the other Party (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. With respect to claims other than Third Person Claims, the Indemnifying Party shall have 20 calendar days after the Indemnified Party provides notice to the Indemnifying Party to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For purposes of such investigation, the claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon by the claimant to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 20 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall pay the amount of such claim not more than 10 calendar days after agreement. If the Indemnified Party and the Indemnifying Party do no agree within such period (or any mutually agreed upon extension thereof), the Indemnified Party may seek any available legal remedy.

     10.5 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a Person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such Third Person (a "Third Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third Person Claim within 20 calendar days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnify and assume the defense of any such Third Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense thereof.

     10.6 Set-Off  Rights.  Subject to complying with the procedures of Sections
10.4 and/or 10.5, Buyer or OSI shall have the right to seek, in their sole discretion, satisfaction of Indemnified Losses: (a) from Seller or (b) by offsetting Indemnified Losses against any payments due under any Earn-Out Payments which may be due to Seller pursuant to Section 2.8.

                                   ARTICLE XI.

                                  MISCELLANEOUS

     11.1 Assignment; Binding Agreement.

          (a) This Agreement and all or any part of Buyer's rights and obligations hereunder may be assigned by Buyer at any time to any one or more Affiliates of Buyer. Buyer shall cause such Affiliate(s) to perform any of Buyer's obligations hereunder which are assigned to such Affiliate(s).

          (b) Neither this Agreement nor any of Seller's rights or obligations hereunder may be assigned by Seller without Buyer's prior written consent.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and to their respective successors and permitted assigns.

     11.2 Termination  of  Agreement.   This  Agreement  and   the  transactions
contemplated hereby may be terminated prior to the Closing Date only as follows:

          (a)  By mutual consent of Buyer and Seller.

          (b) By either Buyer or Seller if the Closing shall not have occurred on or before May 31, 2001, or such other date, if any, as Buyer and Seller shall agree upon.

          (c)  By Buyer if:

               (i) Either Buyer's or OSI's Board of Directors declines to approve this Agreement and the transaction contemplated hereby, or

               (ii) Buyer determines, in its sole discretion, that the transaction contemplated hereby has become inadvisable or impractical (A) as a result of Buyer's investigation of the Business prior to the Closing or (B) by reason of the institution or threat by any Person, Governmental or otherwise, of any litigation, investigation or proceeding (it being understood and agreed that, without limiting the generality of the foregoing, a written request by Government authorities for information with respect to the proposed transactions may be deemed to be a threat of litigation, investigation or proceedings).

     11.3 Manner and Effect of Termination.

          (a) Any action by Buyer to terminate this Agreement and the transactions contemplated hereby, as provided in Section 11.2 hereof, shall be taken by its Chairman of the Board, its President or any appropriately authorized officer.

          (b) If this Agreement is terminated pursuant to Section 11.2 hereof without fault of either Party or breach of this Agreement, all obligations of Seller and Buyer hereunder shall terminate, without Liability of Seller to Buyer or of Buyer to Seller. In such event, each Party hereto shall pay all legal and other costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated hereby.

          (c) Nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any Party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

     11.4 Non-Disclosure of Information. Without the prior written consent of Buyer, Seller will not disclose or reveal to any third Person any confidential, non-public or commercially valuable information (a) concerning Buyer to which Seller was exposed in connection with this Agreement or (b) concerning the Business.

     11.5 Bulk Sales. Buyer hereby waives compliance with any applicable State Uniform Commercial Code or other statutory provisions governing bulk sales. Seller agrees to indemnify, defend and hold harmless Buyer from any and all loss, cost or expenses, resulting from the assertion of claims made against the Patentable Property sold hereunder, such indemnity to be in accordance with the provisions of Article X hereof, without regard to the limitations contained in
Section 10.2(b).

     11.6 Remedies. Nothing contained herein is intended to or shall be construed to limit the remedies which either Party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

     11.7 Entire Agreement and Modification. This Agreement, including the Schedules and Exhibits attached hereto and the documents to be delivered pursuant hereto, constitutes the entire agreement between the Parties. No changes of, modifications of, amendments to, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all Parties hereto.

     11.8 Severability. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     11.9 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed and thereafter transmitted by telecopier, and the telecopier receipt shall constitute an original.

     11.10 Headings; Interpretation. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both Parties have participated substantially in the negotiation of this Agreement, and each Party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

     11.11 Choice of Forum and Governing Law. In light of the parties' interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and the execution of, and the making of, this Agreement in Missouri, the parties agree that: (a) any litigation involving any noncompliance with or breach of this Agreement, or regarding the interpretation, validity and/or enforceability of this Agreement, shall be filed and conducted in the state or federal courts in St. Louis, Missouri; and (b) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

     11.12 Payment of Fees and Expenses. Each Party hereto shall pay all fees and expenses incurred by such Party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including the fees of counsel, accountants and other experts of such Party and any finder's or brokerage fees incurred by such Party.

     11.13 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered (a) personally, (b) by registered or certified mail, postage prepaid, (c) by facsimile transmission (with a copy confirmed by mail) or (d) by overnight delivery service and addressed as set forth below:

          (a)  If to Buyer or OSI:

               Outsourcing Solutions Inc.
               390 South Woods Mill Road, Suite 350
               Chesterfield, MO  63017
               Attention:  President and CEO
               Fax: (314) 576-1867

               copy to (which shall not constitute notice):

               Bryan Cave LLP
               One Metropolitan Square
               211 N. Broadway, Suite 3600
               St. Louis, MO  63102
               Attention:  Peter D. Van Cleve
               Fax: (314) 259-2020


          (b)  If to Seller:

               Edward F. Lambert
               254 6th Street
               Seal Beach, California 90740

               copy to (which shall not constitute notice):

               Cheadle & Garrett
               4041 Macarthur Boulevard
               Newport Beach, CA 92660
               Attention:  C. Tucker Cheadle
               Fax:  (949) 833-1292

Any such notice shall be effective upon receipt. Any Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES HERETO.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, on the day and year first above written.


/s/ Edward F. Lambert
--------------------------
Edward F. Lambert




OUTSOURCING SOLUTIONS INC.



By:/s/ Gary L. Weller
   -----------------------
Name:  Gary L. Weller
       -------------------
Title:  EVP & CFO
        -------------------




PACIFIC SOFTWARE CONSULTING, LLC



By:/s/ Eric R. Fencl
   -----------------------
Name:  Eric R. Fencl
       -------------------
Title:  Secretary
        -------------------

                         TABLE OF EXHIBITS AND SCHEDULES

                                    Exhibits

Exhibit A                      Form of Assignment of Patentable Property


                               Schedules

Schedule 2.4                   Allocation of Consideration
Schedule 2.8                   Earn-Out Principles and Procedures
Schedule 3.3                   Undisclosed Liabilities
Schedule 3.4                   Patentable Property